================================================================================



                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                      among

                       HOLLYWOOD ENTERTAINMENT CORPORATION

                                   as Borrower

                                       and


              BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION
                      UNITED STATES NATIONAL BANK OF OREGON
                         UNION BANK OF CALIFORNIA, N.A.
                             KEY BANK OF WASHINGTON
                            BANQUE NATIONALE DE PARIS
                                SOCIETE GENERALE
                           THE SUMITOMO BANK, LIMITED

                                   as Lenders,

                                       and

              BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION
                               d/b/a SEAFIRST BANK
                            as Agent for the Lenders


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                                February 12, 1997

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                                  $150,000,000

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                    Arranged by BancAmerica Securities, Inc.



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
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I  DEFINITIONS........................................................ 2
     Section 1.01  Certain Defined Terms...................................... 2
     Section 1.02  General Principles Applicable to
          Definitions......................................................... 8
     Section 1.03  Accounting Terms........................................... 9

ARTICLE II  THE LOANS......................................................... 9
     Section 2.01  Loans...................................................... 9
     Section 2.02  Manner of Borrowing a Loan.................................10
     Section 2.03  Reduction of Commitments...................................10
     Section 2.04  Repayment of Principal.....................................10
     Section 2.05  Agent's Right to Fund......................................10
     Section 2.06  Interest on Loans..........................................11
          (a)  General Provisions.............................................11
          (b)  Selection of Alternative Rate..................................11
          (c)  Applicable Days for Computation of Interest....................13
          (d)  Unavailable IBOR Rate..........................................13
     Section 2.07  Compensation for Increased Costs...........................13
     Section 2.08  Prepayments................................................15
     Section 2.09  Notes......................................................15
     Section 2.10  Manner of Payments.........................................15
     Section 2.11  Fees.......................................................17
          (a)  Unused Commitment Fees.........................................17
          (b)  Loan Fee.......................................................17
          (c)  Agency Fees....................................................17
     Section 2.12  Sharing of Payments, Etc. .................................17
     Section 2.13  Withholding Taxes..........................................18

ARTICLE III  CONDITIONS OF LENDING............................................18
     Section 3.01  Notice of Borrowing, Promissory Notes,
          Etc. ...............................................................18
     Section 3.02  Corporate Authority........................................18
     Section 3.03  Legal Opinion..............................................19
     Section 3.04  Defaults, Etc. ............................................19
     Section 3.05  Perfected Security Interests...............................19
     Section 3.06  Payment of Amounts Under Prior Credit
          Agreement...........................................................19
     Section 3.07  Payment of Fees............................................19
     Section 3.08  Other Information..........................................19

ARTICLE IV  REPRESENTATIONS AND WARRANTIES....................................20
     Section 4.01  Corporate Existence and Power..............................20
     Section 4.02  Borrower's Corporate Authorization.........................20
     Section 4.03  Government Approvals, Etc. ................................20
     Section 4.04  Binding Obligations, Etc. .................................20
     Section 4.05  Litigation.................................................20

     Section 4.06  Financial Condition........................................21
     Section 4.07  Title and Liens............................................21
     Section 4.08  Taxes......................................................21
     Section 4.09  Laws, Orders; Other Agreements.............................22
     Section 4.10  Lien Priority..............................................22
     Section 4.11  Federal Reserve Regulations................................22
     Section 4.12  ERISA......................................................22
     Section 4.13  Patents, Licenses, Franchises..............................23
     Section 4.14  Not Investment Company, Etc. ..............................23
     Section 4.15  Insurance..................................................24
     Section 4.16  Representations as a Whole.................................24

ARTICLE V  AFFIRMATIVE COVENANTS..............................................24
     Section 5.01  Use of Proceeds............................................24
     Section 5.02  Payment....................................................24
     Section 5.03  Preservation of Corporate Existence, Etc. .................24
     Section 5.04  Visitation Rights..........................................25
     Section 5.05  Keeping of Books and Records...............................25
     Section 5.06  Maintenance of Property, Etc. .............................25
     Section 5.07  Compliance With Laws, Etc. ................................25
     Section 5.08  Other Obligations..........................................25
     Section 5.09  Insurance..................................................25
     Section 5.10  Financial Information......................................26
          (a)  Annual Audited Financial Statements............................26
          (b)  Quarterly Unaudited Financial Statements.......................26
          (c)  Quarterly Compliance Certificates..............................26
          (d)  Quarterly Store Financial Statements...........................27
          (e)  Annual Budget; Financial Projections...........................27
          (f)  Shareholder, SEC and Government Reports........................27
          (g)  Other Information..............................................27
     Section 5.11  Notification...............................................27
     Section 5.12  Additional Payments; Additional Acts.......................28
     Section 5.13  Net Worth..................................................28
     Section 5.14  Fixed Charge Coverage Ratio................................28
     Section 5.15  Funded Debt to Cash Flow Ratio.............................29
     Section 5.16  Average Quarterly Per Store Revenue........................29

ARTICLE VI  NEGATIVE COVENANTS................................................30
     Section 6.01  Liquidation, Merger, Sale of Assets........................30
     Section 6.02  Funded Debt................................................30
     Section 6.03  Guaranties, Etc............................................30
     Section 6.04  Liens......................................................30
     Section 6.05  Location of Inventory......................................30
     Section 6.06  Investments................................................31
     Section 6.07  Operating Lease Obligations................................31
     Section 6.08  Company Asset Acquisitions.................................32
     Section 6.09  Limitations on Prepayment of Subordinated
          Debt................................................................32
     Section 6.10  ERISA Compliance...........................................32
     Section 6.11  Transactions with Affiliates...............................33
     Section 6.12  Change in Business.........................................33

     Section 6.13  Accounting Change..........................................33

ARTICLE VII  EVENTS OF DEFAULT................................................33
     Section 7.01  Events of Default..........................................33
          (a)  Loan Payment Default...........................................33
          (b)  Other Payment Default..........................................33
          (c)  Breach of Warranty.............................................33
          (d)  Breach of Certain Covenants....................................33
          (e)  Breach of Other Covenants......................................33
          (f)  Material Adverse Changes; Extraordinary
               Situation......................................................34
          (g)  Cross-default..................................................34
          (h)  Voluntary Bankruptcy, Etc. ....................................34
          (i)  Involuntary Bankruptcy, Etc. ..................................34
          (j)  Insolvency, Etc. ..............................................35
          (k)  ERISA..........................................................35
          (l)  Judgment.......................................................35
          (m)  Government Approvals, Etc. ....................................35
          (n)  Change of Control..............................................36
     Section 7.02  Consequences of Default....................................36

ARTICLE VIII  THE AGENT.......................................................36
     Section 8.01  Authorization and Action...................................36
     Section 8.02  Duties and Obligations.....................................37
     Section 8.03  Dealings Between Agent and Borrower........................39
     Section 8.04  Lender Credit Decision.....................................39
     Section 8.05  Indemnification............................................39
     Section 8.06  Successor Agent............................................39

ARTICLE IX  MISCELLANEOUS.....................................................40
     Section 9.01  No Waiver; Remedies Cumulative.............................40
     Section 9.02  Governing Law..............................................41
     Section 9.03  Mandatory Arbitration......................................41
     Section 9.04  Notices....................................................41
     Section 9.05  Assignment and Participations..............................41
     Section 9.06  Borrower's Indemnity.......................................42
     Section 9.07  Severability...............................................43
     Section 9.08  Survival...................................................43
     Section 9.09  Conditions Not Fulfilled...................................43
     Section 9.10  Entire Agreement; Amendment................................44
     Section 9.11  WAIVER OF JURY TRIAL.......................................44
     Section 9.12  Headings...................................................44
     Section 9.13  Counterparts...............................................44

SCHEDULES
---------

Schedule 1      Calculations of Margins
Schedule 2      Prepayment Fees
Schedule 3      Participation Fees

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT
                           --------------------------


     THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ("Agreement") is made as of February 12, 1997, by and among BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, UNITED STATES NATIONAL BANK OF OREGON, UNION BANK OF CALIFORNIA, N.A., KEY BANK OF WASHINGTON, BANQUE NATIONALE DE PARIS, SOCIETE GENERALE, and THE SUMITOMO BANK, LIMITED, (each individually a "Lender" and collectively the "Lenders"), Bank of America National Trust & Savings Association d/b/a "SEAFIRST BANK" as agent for the Lenders (the "Agent"), and HOLLYWOOD ENTERTAINMENT CORPORATION (d/b/a "Hollywood Video"), an Oregon corporation (the "Borrower").

                                    RECITALS
                                    --------

     A. Borrower, Seattle-First National Bank, as agent, and Seattle-First National Bank, United States National Bank of Oregon and Bank of America Oregon, as lenders entered into that certain Revolving Credit Agreement dated as of December 22, 1995 providing for a total revolving credit facility in the amount of $75,000,000 (the "Revolving Credit Agreement").

     B. On January 8, 1996, the parties to the Revolving Credit Agreement entered into an Amendment Number One to Revolving Credit Agreement and Amendment to Loan Documents.

     C. Pursuant to the terms of the Revolving Credit Agreement as so amended, certain "Additional Lenders" were to be added and the amount of the credit facility was to be increased to $100,000,000. On July 18, 1996, the Borrower, Seattle-First National Bank, as agent, Seattle First National Bank, Bank of America Oregon, United States National Bank of Oregon, Union Bank of California, N.A. and Key Bank of Washington entered into an Amendment Number Two to Revolving Credit Agreement and Amendment to Loan Documents pursuant to which Union Bank of California and Key Bank of Washington were added as "Additional Lenders" and the total committed amount of the facility was increased to $100,000,000. The Revolving Credit Agreement as amended by Amendment Number One to Revolving Credit Agreement and Amendment Number Two to Revolving Credit Agreement is referred to herein as the "Prior Credit Agreement."

     D. Thereafter, both Seattle-First National Bank and Bank of America Oregon were merged into Bank of America National Trust & Savings Association.

     E. The parties hereto now desire to further amend and restate the Prior Credit Agreement in order to provide for, among other things, an increase in the amount of the committed facility and the addition of new lenders.

     F. The Borrower's obligations under the Prior Credit Agreement are secured by a first lien on the accounts receivable, inventory, equipment, general intangibles, investment property and certain other personal property of the Borrower. The parties hereto desire to amend and restate the Prior Credit Agreement in accordance with the terms hereof. The parties hereto further intend that the security interests and liens previously granted shall continue as liens of first priority as security for all obligations of the Borrower under this Agreement and specifically disclaim any intent to release any security interest or lien or to satisfy any obligations secured thereby.

     NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Prior Credit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

          "Adjusted Base Rate" means a per annum rate of interest equal to the Base Rate (changing as such Base Rate changes) plus the Margin (changing as such Margin changes).

          "Agent" means Bank of America National Trust & Savings Association d/b/a "Seafirst Bank" and any successor agent selected pursuant to Section 8.06 hereof.

          "Applicable Interest Period" means, with respect to any Loan accruing interest at an IBOR Rate, the period commencing on the first day the Borrower elects to have such IBOR Rate apply to such Loan and ending on a day one, two, three or six months thereafter, as specified in the Interest Rate Notice given in respect of such Loan or as otherwise determined pursuant to Section 2.06(b) provided, however, that no Applicable Interest Period may be selected for a Loan if it extends beyond the Maturity Date.

          "Applicable Interest Rate" means for each Loan, the Adjusted Base Rate or IBOR Rate as designated by the Borrower in an Interest Rate Notice given with respect to such Loan (or portion thereof) or as otherwise determined pursuant to
Section 2.06(b).

          "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America National Trust & Savings Association in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by Bank of America National Trust & Savings Association based upon various factors including its costs and desired return and general economic conditions, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

          "Base Rate Loan" means a Loan or portion thereof bearing interest at the Adjusted Base Rate.

          "Borrower" means Hollywood Entertainment Corporation, an Oregon corporation, and any permitted Successor or assign pursuant to Section 9.05.

          "Business Day" means any day other than Saturday, Sunday or another day on which banks are authorized or obligated to close in Seattle, Washington or San Francisco, California except in the context of the selection of a Loan accruing interest at the IBOR Rate or the calculation of the IBOR Rate for any Applicable Interest Period, in which event "Business Day" means any day other than Saturday or Sunday on which dealings in foreign currencies and exchange between banks may be carried on in Grand Cayman, British West Indies, and Seattle, Washington.

          "Capital Leases" means for any person, all obligations of such person under leases which are, or in accordance with GAAP, should be recorded as capital leases.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means the property in which the Security Agreement creates or purports to create a security interest or other lien.

          "Commitment" has the meaning given in Section 2.01.

          "Company Asset Acquisitions" has the meaning given in Section 6.08.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "Default" means any event which but for the passage of time or the giving of notice or both would be an Event of Default.

          "EBITDA" means, for any period, net income (or net loss), excluding any extraordinary gains or losses and taxes associated therewith, plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense and
(d) amortization expense, in each case determined in accordance with GAAP for such period.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" has the meaning given in Section 7.01.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by it.

          "Financing Statements" means those Uniform Commercial Code financing statements satisfactory in form and substance to the Agent, naming the Agent as secured party, executed by the Borrower as debtor, in form acceptable for filing in each of the fifty states and identifying by item or type the Collateral described in the Security Agreement.

          "Funded Debt" means for any person (a) all indebtedness or liability of such person, without duplication, for borrowed money and all indebtedness or liability for borrowed money secured by a Lien on the assets of such person, whether or not such indebtedness or liability has been assumed by such person,
(b) all indebtedness and liability of such person for Capital Leases and (c) all indebtedness or liability for borrowed money or for Capital Leases for which such person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such person otherwise assures a creditor against loss.

          "GAAP" shall have the meaning given in Section 1.03.

          "Government Approval" means an approval, permit, license, authorization, certificate, or consent of any Governmental Authority.

          "Governmental Authority" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

          "IBOR Loan" means a Loan or portion thereof bearing interest at an IBOR Rate.

          "IBOR Rate" means, with respect to any Loan for any Applicable Interest Period, an interest rate per annum equal to the sum of (a) the Margin (changing effective as of the date of each change in the Margin) and (b) the product of (i) the Offshore Rate; and (ii) the Eurodollar Reserves in effect on the first day of such Applicable Interest Period. As used herein the "Offshore Rate" means the rate of interest per annum determined by the Agent as the rate at which dollar deposits in the approximate amount of such Loan for such Applicable Interest Period would be offered by Bank of America NT & SA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by Bank of America NT & SA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two (2) Business Days prior to the commencement of such Applicable Interest Period. As used herein "Eurodollar Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any special, supplemental, marginal or emergency reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System or any other banking authority to which the Lenders are subject for Eurocurrency Liability (as defined in Regulation D of such Board of Governors). It is agreed that for purposes hereof, each Loan accruing interest at the IBOR Rate shall be deemed to constitute a Eurocurrency Liability and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Lenders from time to time under such Regulation D. Eurodollar Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage and shall apply to Applicable Interest Periods commencing after the effective date of change.

          "Indebtedness" means for any person (a) all items of indebtedness or liability (except capital, surplus, deferred credits and reserves, as such) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date as of which indebtedness is determined, (b) indebtedness secured by any Lien, whether or not such indebtedness shall have been assumed,
(c) any other indebtedness or liability for borrowed money or for the deferred purchase price of property or services for which such person is directly or contingently liable as obligor, guarantor, or otherwise, or in respect of which such person otherwise assures a creditor against loss, and (d) any other obligations of such person under Capital Leases.

          "Interest Rate Notice" shall have the meaning given in Section
2.06(b).

          "Lenders" means Bank of America National Trust & Savings Association, United States National Bank of Oregon, Union Bank of California, N.A., Key Bank of Washington, Banque Nationale de Paris, Societe Generale, The Sumitomo Bank, Limited, and any Successors thereto or permitted assigns thereof.

          "Lien" means, for any person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such person or any real or personal property in which such person has or hereafter acquires any interest, except (i) liens for Taxes which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof with appropriate reserves having been established therefor; (ii) liens imposed by law (such as mechanics' liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof with, in the case of liens on property of the Borrower, provision having been made to the satisfaction of the Agent for the payment thereof in the event the contest is determined adversely to the Borrower; and (iii) deposits or pledges under worker's compensation, unemployment insurance, social security or other similar laws or made to secure the performance of bids, tenders, contracts (except for repayment of borrowed money), or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or other similar bonds given in the ordinary course of business.

          "Loan Documents" means this Amended and Restated Revolving Credit Agreement, the Notes, the Security Agreement and all other certificates, instruments and other documents executed in connection with this Agreement or the transactions contemplated hereby.

          "Majority Lenders" means at any time Lenders having an aggregate Percentage Interest of at least sixty-six and two thirds percent (66 2/3%).

          "Margin" means a per annum rate determined in accordance with Schedule 1 hereto.

          "Maturity Date" means December 28, 1998.

          "Net Income" means for any accounting period the net income of the Borrower for such period, determined in accordance with GAAP.

          "Net Worth" means the excess of total assets over total liabilities determined in accordance with GAAP.

          "Notes" has the meaning given in Section 2.09.

          "Officer's Certificate" means a certificate signed in the name of the Borrower by its Chairman, its President, its Executive Vice President or its Vice President and Controller.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Pension Plan" means an "employee pension benefit plan" (as such term is defined in ERISA) from time to time maintained by the Borrower or a member of the Controlled Group.

          "Percentage Interest" means for any Lender, at any time, the percentage that such Lender's Commitment bears to the Total Commitment.

          "Plan" shall mean, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Borrower or any member of a Controlled Group for employees of the Borrower or any member of such Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

          "Rental Items" means videotapes, videogames, audiotapes and related equipment to the extent that such items were acquired by Borrower for rental to its customers.

          "Required Notice of Borrowing" means a written request for a Loan executed by the Borrower, delivered to the Agent and containing the information set forth in Section 2.02 which shall be delivered prior to 10:00 a.m. (Seattle, Washington time), one Business Day prior to the requested date of borrowing provided, however, if the Borrower shall elect to have interest accrue on such Loan at an IBOR Rate, the Required Notice of Borrowing shall be given prior to 10:00 a.m. (Seattle, Washington time), on a Business Day at least three (3) Business Days before the requested date of borrowing. Requests for borrowing received after the designated hour will be deemed received on the next succeeding Business Day.

          "Security Agreement" means an Amended and Restated Security Agreement executed by the Borrower in favor of the Agent substantially in the form attached hereto as Exhibit B.

          "Successor" means, for any corporation or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

          "Tax" means for any person any tax, assessment, duty, levy, impost or other charge imposed by any Governmental Authority on such person or on any property, revenue, income, or franchise of such person and any interest or penalty with respect to any of the foregoing.

          "Total Commitment" means One Hundred Fifty Million Dollars ($150,000,000) as the same may be reduced or terminated pursuant to Sections
2.03 or 7.02.

          "Unfunded Vested Liabilities" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     Section 1.02 General Principles Applicable to Definitions. Definitions given in Section 1.01 shall be equally applicable to both singular and plural forms of the terms therein defined and references herein to "he" or "it" shall be applicable to persons whether masculine, feminine or neuter. References herein to any document including, but without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended. References herein to a "person" or "persons" shall be deemed to be references to an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency or any other entity.

     Section 1.03 Accounting Terms. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles consistently applied ("GAAP") and as in effect on the date of application.

                                   ARTICLE II

                                    THE LOANS
                                    ---------

     Section 2.01 Loans. Each Lender severally agrees on the terms and conditions of this Agreement to make loans ("Loans") to the Borrower from time to time on Business Days during the period beginning on the date hereof and ending on the Maturity Date, in an aggregate principal amount not exceeding at any one time the principal amount set forth opposite such Lender's name below (such Lender's "Commitment").

         Lender                              Commitment
         ------                              ----------

         Bank of America NT & SA            $ 40,000,000
         United States National Bank        $ 25,000,000
           of Oregon
         Union Bank of California, N.A.     $ 20,000,000
         Key Bank of Washington             $ 20,000,000
         Banque Nationale de Paris          $ 15,000,000
         Societe Generale                   $ 15,000,000
         The Sumitomo Bank, Limited         $ 15,000,000
                                            ------------
                               Total        $150,000,000

Amounts advanced under the Prior Credit Agreement (as such term is defined in the "Recitals" hereto) which are outstanding as of the date hereof shall be deemed to have been advanced hereunder. The line of credit extended hereunder is a revolving line of credit and, subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow up the maximum principal amount of the Total Commitment at any time on or before the Maturity Date.

     Section 2.02 Manner of Borrowing a Loan. The Borrower shall give the Agent the Required Notice of Borrowing specifying the date of the borrowing of any Loan and the amount thereof, which shall be in an amount which is an integral multiple of One Million Dollars ($1,000,000) and not less than Two Million Dollars ($2,000,000). Such notice shall be irrevocable and shall be deemed to constitute a representation and warranty by the Borrower that as of the date of the notice, the statements set forth in Article IV hereof are true and correct and that no Default or Event of Default has occurred and is continuing. On receipt of such notice, the Agent shall promptly notify each Lender by telephone (confirmed immediately by telex, facsimile transmission or cable), telex, facsimile transmission, or cable of the date of the borrowing. Each Lender shall before 12:00 noon (Seattle, Washington time), on the date of the borrowing, pay the lesser of (a) such Lender's Percentage Interest of the aggregate principal amount of the requested borrowing identified in the Required Notice of Borrowing or (b) the maximum amount such Lender is committed to advance pursuant to the terms of Section 2.01 hereof in immediately available funds to the Agent at its Commercial Loan Processing Center, Seattle, Washington. Upon fulfillment to the Agent's satisfaction of the applicable conditions set forth in Article III, and after receipt by the Agent of such funds, the Agent will promptly make such immediately available funds available to the Borrower by depositing them to the ordinary checking account maintained by the Borrower with Bank of America National Trust & Savings Association.

     Section 2.03 Reduction of Commitments. Upon not less than five (5) Business Days' written notice to the Agent, the Borrower may terminate the Total Commitment, in whole or in part, provided that each partial reduction of the Total Commitment shall be in an amount not less than Five Million Dollars ($5,000,000) and, provided, further, that in no event may the Total Commitment be reduced to an amount less than the then-outstanding aggregate principal balance of the Loans. Any reduction in the Total Commitment shall be deemed to be a proportionate reduction in each Lender's Commitment therein such that after making such reduction, each Lender's Commitment will be in an amount equal to its Percentage Interest (calculated immediately before the reduction of the Total Commitment) of the then-reduced Total Commitment.

     Section 2.04 Repayment of Principal. The Borrower shall repay to the Agent for the account of the Lenders the principal amount of each Loan on or before the Maturity Date.

     Section 2.05 Agent's Right to Fund. Unless the Agent shall have received notice from a Lender prior to 12:00 noon (Seattle, Washington time) on the date of any Loan that such Lender will not make available to the Agent such Lender's Percentage Interest of the requested borrowing, the Agent may assume that such Lender has made such funds available to the Agent on the date of such Loans in accordance with Section 2.02 hereof and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such portion available to the Agent and if the Agent shall have advanced such portion to the Borrower, such Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (a) in the case of the Borrower, the Applicable Interest Rate (b) in the case of such Lender, the Federal Funds Rate. Any such repayment by the Borrower shall be without prejudice to any rights it may have against the Lender that has failed to make available its funds for any requested borrowing.

     Section 2.06 Interest on Loans.

          (a) General Provisions. The Borrower agrees to pay to Agent for the account of each Lender interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan shall be due and payable at a per annum rate equal to the Applicable Interest Rate, and, if default shall occur in the payment when due of any such Loan, from the maturity of that Loan until it is paid in full at a per annum rate equal to two percentage points (2%) above the Base Rate (changing as the Base Rate changes). Accrued but unpaid interest on each Loan accruing interest at an IBOR Rate shall be paid on the last day of each Applicable Interest Period, on the date of any principal payment (to the extent accrued on the principal amount paid), at the Maturity Date and, additionally, in the case of such a Loan for which the Applicable Interest Period is six months, on the day that is three months after the commencement of such Applicable Interest Period. Accrued but unpaid interest on each Base Rate Loan shall be paid on the last Business Day of each calendar quarter commencing on March 31, 1997 and continuing on the last Business Day of each calendar quarter thereafter and on the date of any principal payment (to the extent accrued on the principal amount paid) and at the Maturity Date. Unpaid interest accruing on amounts in default shall be payable on demand.

          (b) Selection of Alternative Rate. The Borrower may, subject to the requirements of this Section 2.06(b), on at least three (3) Business Days' prior written notice elect to have interest accrue on any Loan or any portion thereof at an IBOR Rate for an Applicable Interest Period. Such notice (herein, an "Interest Rate Notice") shall be deemed delivered on receipt by Agent except that an Interest Rate Notice received by the Agent after 10:00 a.m. (Seattle, Washington time) on any Business Day shall be deemed to be received on the immediately succeeding Business Day. Such Interest Rate Notice shall identify, subject to the conditions of this Section 2.06(b), the Loan or portions thereof and the Applicable Interest Period which the Borrower selects. Any such Interest Rate Notice shall be irrevocable and shall constitute a representation and warranty by the Borrower that as of the date of such Interest Rate Notice, the statements set forth in Article IV are true and correct and that no Event of Default or Default has occurred and is continuing. On receipt of such Interest Rate Notice, the Agent shall promptly notify each Lender by telephone (confirmed promptly by telex or facsimile transmission) of the information set forth in the Interest Rate Notice. Borrower's right to select an IBOR Rate to apply to a Loan or any portion thereof shall be subject to the following conditions: (i) the aggregate of all Loans or portions thereof to accrue interest at a particular IBOR Rate for the same Applicable Interest Period shall be an integral multiple of One Million Dollars ($1,000,000) and not less than Two Million Dollars ($2,000,000); (ii) the Borrower shall not have selected more than twelve (12) different IBOR Rates or Applicable Interest Periods to be applicable to portions of the Loans at any one time; (iii) an IBOR Rate may not be selected for any Loan or portion thereof which is already accruing interest at an IBOR Rate unless such selection is only to become effective at the maturity of the Applicable Interest Period then in effect; (iv) the Agent or any Lender shall not have given notice pursuant to Section 2.06(d) that the IBOR Rate selected by Borrower is not available; (v) no Default or Event of Default shall have occurred and be continuing and (vi) if the Borrower elects to have some portion (but less than all) of the Loans accrue interest at a designated IBOR Rate, the Borrower shall select a portion of each Lender's Loans to accrue interest at such rate in proportion to their respective Percentage Interests. In the absence of an effective request for the application of an IBOR Rate, the Loans or remaining portions thereof shall accrue interest at the Adjusted Base Rate. Any Interest Rate Notice which specifies an IBOR Rate but fails to identify an Applicable Interest Period shall be deemed to be a request for the designated IBOR Rate for an Applicable Interest Period of one
(1) month. The Interest Rate Notice may be given with and contained in any Required Notice of Borrowing. If the Borrower delivers an Interest Rate Notice with any Required Notice of Borrowing for a Loan and the Borrower thereafter declines to take such Loan or a condition precedent to the making of such Loan is not satisfied or waived, Borrower shall indemnify the Agent and each Lender for all losses and any costs which the Agent or any Lender may sustain as a consequence thereof including, without limitation, the costs of redeployment of funds at rates lower than the cost to the Lenders of such funds. A certificate of the Agent or any Lender setting forth the amount due to it pursuant to this subparagraph (b) and the basis for, and the calculation of, such amount shall, absent manifest error, be conclusive evidence of the amount due pursuant to this subparagraph (b). Payment of the amount owed shall be due within fifteen (15) days after the Borrower's receipt of such certificate.

          (c) Applicable Days for Computation of Interest. Computations of interest accruing at an IBOR Rate shall be made on the basis of a year of three hundred sixty (360) days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Computations of interest accruing at an Adjusted Base Rate or at a rate of interest applicable after default shall be made on the basis of a year of three hundred sixty-five or three hundred sixty-six (365 or 366) days, as the case may be, in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          (d) Unavailable IBOR Rate. If any Lender determines that for any reason fair and adequate means do not exist for establishing a particular IBOR Rate or that accruing interest on any Loan at an IBOR Rate by such Lender has become unlawful, such Lender may give notice of that fact to the Agent and the Borrower and such determination shall be conclusive and binding absent manifest error. After such notice has been given and until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such notice no longer exist, such IBOR Rate shall no longer be available in respect of Loans. Thereafter, any request by the Borrower to have interest accrue on a Loan at such an IBOR Rate shall be deemed to be a request for interest to accrue at the Adjusted Base Rate. If the circumstances giving rise to the notice described herein no longer exist, the Lender shall notify the Borrower and Agent in writing of that fact, and the Borrower shall then once again become entitled to request that such an IBOR Rate apply to the Loans in accordance with Section 2.06(b) hereof.

     Section 2.07 Compensation for Increased Costs. In the event that after the date hereof any change occurs in any applicable law, regulation, guideline, treaty or directive or interpretation thereof by any authority charged with the administration or interpretation thereof, or any condition is imposed by any authority after the date hereof or any change occurs in any condition imposed by any authority on or prior to the date hereof which:

          (a) subjects any Lender to any Tax, or changes the basis of taxation of any payments to any Lender on account of principal of or interest on any IBOR Loan, such Lender's Note (to the extent such Note evidences IBOR Loans) or other amounts payable with respect to IBOR Loans (other than a change in the rate of tax based solely on the overall net or gross income of such Lender); or

          (b) imposes, modifies or determines applicable any reserve, deposit or similar requirements against any assets held by, deposits with or for the account of, or loans or commitments by, any office of any Lender in connection with its IBOR Loans to the extent the amount of which is in excess of, or was not applicable at the time of computation of, the amounts provided for in the definition of such IBOR Rate; or

          (c) affects the amount of capital required or expected to be maintained by banks generally or corporations controlling banks and any Lender determines the amount by which such Lender or any corporation controlling such Lender is required or expected to maintain or increase its capital is increased by, or based upon, the existence of this Agreement or of such Lender's Loans or Commitment hereunder;

          (d) imposes upon any Lender any other condition with respect to its IBOR Loans or its obligation to make IBOR Loans;

which, as a result thereof, (i) increases the cost to any Lender of making or maintaining its IBOR Loans or its Commitments hereunder, or (ii) reduces the net amount of any payment received by any Lender in respect of its IBOR Loans (whether of principal, interest, commitment fees or otherwise), or (iii) requires any Lender to make any payment on or calculated by reference to the gross amount of any sum received by it in respect of its IBOR Loans, in each case by an amount which any such Lender in its sole judgment deems material, then and in any such case the Borrower shall pay to the Agent for the account of such Lender on demand such amount or amounts as will compensate such Lender (on an after-tax basis) for any increased cost, deduction or payment actually incurred or made by such Lender. The demand for payment by any Lender shall be delivered to both the Agent and the Borrower and shall state the subjection or change which occurred or the reserve or deposit requirements or other conditions which have been imposed upon such Lender or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such cost, reduction or payment and the manner in which such amount has been calculated. The statement of any Lender as to the additional amounts payable pursuant to this Section 2.07 shall, absent manifest error be conclusive evidence of the amounts payable hereunder.

     The protection of this Section 2.07 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the relevant law, regulation, guideline, treaty, directive, condition or interpretation thereof. In the event that the Borrower pays any Lender the amount necessary to compensate such Lender for any charge, deduction or payment incurred or made by such Lender as provided in this Section 2.07, and such charge, deduction or payment or any part thereof is subsequently returned to such Lender as a result of the final determination of the invalidity or inapplicability of the relevant law, regulation, guideline, treaty, directive or condition, then such Lender shall remit to the Borrower the amount paid by the Borrower which has actually been returned to such Lender (together with any interest actually paid to Lender on such returned amount), less such Lender's costs and expenses incurred in connection with such governmental regulation or any challenge made by such Lender with respect to its validity or applicability.

     Section 2.08 Prepayments. Base Rate Loans may be repaid at any time without penalty or premium. If a Loan (or portion thereof) accruing interest at an IBOR Rate is paid prior to the end of the Applicable Interest Period a fee computed in the manner set out in Schedule 2 shall be assessed and paid at the time of such payment. Such fee shall apply in all circumstances where such a Loan (or portion thereof) is paid prior to the end of the Applicable Interest Period, regardless of whether such payment is voluntary, mandatory, or the result of the Agent's or Lenders' collection efforts.

     Section 2.09 Notes. The Loans shall be evidenced by promissory notes of the Borrower substantially in the form of Exhibit A hereto, with appropriate insertions, payable to the order of the Lenders, dated as of the date hereof, and for each Lender in the face amount of such Lender's Commitment (the "Notes"). Each Lender is hereby authorized to record the date and amount of Loans it makes and the date and amount of each payment of principal and interest thereon on a schedule annexed to its Note or maintained in connection therewith. Any such recordation by any Lender shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower hereunder or under the Notes.

     Section 2.10 Manner of Payments.

          (a) All payments and prepayments of principal and interest on any Loan and all other amounts payable hereunder by the Borrower to the Agent or any Lender shall be made by paying the same in United States Dollars and in immediately available funds to the Agent at its Commercial Loan Service Center, Seattle, Washington not later than 10:00 o'clock a.m. (Seattle, Washington time) on the date on which such payment or prepayment shall become due.

          (b) On each date when the payment of any interest is due hereunder or under any Note (each, a "Due Date"), the Borrower covenants to maintain on deposit in its ordinary checking account maintained at Bank of America Oregon, an amount sufficient to pay such interest in full. The Borrower irrevocably authorizes the Agent to deduct automatically all interest due on each such interest payment date from such account. The Borrower agrees to execute such other documents and instructions as may be reasonably necessary or desirable to give effect to the terms of this Section 2.10(b). In addition, the Borrower hereby authorizes the Agent and each Lender, if and to the extent any payment is not promptly made pursuant to this Agreement or any other Loan Document, to charge from time to time against any or all of the accounts of the Borrower with the Agent or any Lender or any affiliate of the Agent or any Lender any amount due hereunder or under any other Loan Document.

          (c) Approximately ten (10) days prior to each Due Date, the Agent shall give written notice (which may be by telegram, facsimile transmission, cable or telex) of the amounts that will be due on such Due Date. The calculation of the amounts due will be made on the assumption that no new extensions of credit or payments will be made between the date of such notice and the Due Date, and that there will be no changes in the applicable interest rate. Notwithstanding the foregoing to the contrary, amounts due on any Due Date shall be calculated in accordance with this Agreement and the failure of the Agent to give notice as provided in this Section 2.10(c) shall not affect the obligations of the Borrower hereunder or under any other Loan Document.

          (d) Whenever any payment hereunder or under any other Loan Document shall be stated to be due or whenever the last day of any interest period would otherwise occur on a day other than a Business Day, such payment shall be made and the last day of such interest period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in the computation and payment of interest or facility fees, as the case may be, unless such extension would cause such payment to be made or the last day of such interest period to occur in the next following calendar month, in which case such payment shall be due and the last day of such interest period shall occur on the next preceding Business Day.

          (e) Any payment made by the Borrower hereunder shall be applied first, against fees, expenses and indemnities due hereunder; second, against interest; and thereafter, against Loan principal.

     Section 2.11 Fees.

          (a) Unused Commitment Fees. At all times prior to the Maturity Date, Borrower agrees to pay to the Agent for the account of the Lenders in proportion to their Percentage Interests an unused commitment fee computed daily at the rate of .30% per annum on the unused portion of the Total Commitment payable in arrears on the last Business Day of each calendar quarter, on the Maturity Date, and on demand after default. Computations of unused commitment fees shall be made on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable.

          (b) Loan Fee. On the date of this Agreement, the Borrower agrees to pay to the Agent for the account of the Lenders a participation fee which shall be in a total amount and shall be allocated among the Lenders as set forth on the attached Schedule 3.

          (c) Agency Fees. The Borrower shall pay to the Agent, for its own account, agency fees in such amounts and at such times as are set forth in that certain letter agreement dated November 27, 1996, by and between the Agent, the Borrower, and BA Securities, Inc. On the date of this Agreement, the Borrower shall also pay to BancAmerica Securities, Inc. an arrangement fee in accordance with the terms of such letter agreement.

     Section 2.12 Sharing of Payments, Etc. Each borrowing of Loans from the Lenders under Section 2.01 will be made pro rata in accordance with each Lender's Percentage Interest. Each payment and prepayment of the Loans and each payment of interest on the Loans will be made pro rata to each Lender in accordance with its Percentage Interest. If any Lender shall obtain any payment in respect of the Borrower's obligations under this Agreement or the Notes (whether voluntary or involuntary, through the exercise of any right of set-off or otherwise) in excess of the share which it would have been entitled to receive had such payment been made to the Agent, such Lender shall forthwith notify the Agent and purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, but if any of such excess payment is afterward recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored, without interest, to the extent of such recovery. The Borrower authorizes the purchase of such participations and agrees that any Lender so purchasing a participation from another Lender may exercise all its rights to payment (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.13 Withholding Taxes. If the Borrower shall be required by law to deduct or withhold any Taxes or other amounts from or in respect of any sum payable hereunder to any Lender or the Agent, then:

          (a) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

          (b) the Borrower shall make such deductions and withholdings;

          (c) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (d) the Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, such further amounts as the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such taxes or other withholding amounts had not been imposed.

                                   ARTICLE III

                              CONDITIONS OF LENDING
                              ---------------------

     The obligations of each Lender to deliver its Loan proceeds to the Agent and the obligation of the Agent to disburse such proceeds to the Borrower are subject to the fulfillment of the following conditions:

     Section 3.01 Notice of Borrowing, Promissory Notes, Etc. The Agent shall have received the Required Notice of Borrowing and the Security Agreement and the Lenders shall have received their Notes, in each case duly executed and delivered by the Borrower.

     Section 3.02 Corporate Authority. The Agent shall have received in form and substance satisfactory to it a certified copy of a resolution adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents together with evidence of the authority and specimen signatures of the persons who have signed such Loan Documents and such other evidence of corporate authority as the Agent or any Lender shall reasonably require.

     Section 3.03 Legal Opinion. The Agent and the Lenders shall have received a written legal opinion in form and substance satisfactory to the Agent addressed to the Agent and the Lenders, of counsel for the Borrower, who shall be selected by the Borrower and approved by the Agent.

     Section 3.04 Defaults, Etc. At the date of each Loan no Default or Event of Default shall have occurred and be continuing or will have occurred as a result of the making of the Loan; and the representations and warranties of the Borrower in Article IV shall be true on and as of such date.

     Section 3.05 Perfected Security Interests. The Agent shall have received evidence satisfactory to it that the security interests created by the Security Agreement have been duly perfected by the filing of all Financing Statements and the taking of all such other or additional acts as the Agent may deem necessary or advisable to create a valid and perfected lien in the Collateral enforceable against all third parties in all jurisdictions to secure all obligations of the Borrower to the Agent and the Lenders under this Agreement or the other Loan Documents. The Agent shall have also received such evidence as it may require that its security interests in the Collateral have priority over any and all other security interests or other Liens therein except purchase money Liens covering only assets purchased by the Borrower in the ordinary course of business and that the Collateral is free and clear of all Liens, except as permitted by this Agreement.

     Section 3.06 Payment of Amounts Under Prior Credit Agreement. All accrued interest, fees and other amounts owing under the Prior Credit Agreement (as such term is defined in the "Recitals" hereto) other than the outstanding principal balance of the loans made thereunder shall have been fully paid prior to the date of this Agreement.

     Section 3.07 Payment of Fees. The Borrower shall have paid all accrued and unpaid fees, costs and expenses due hereunder and under that certain letter agreement referred to in Section 2.11(c) hereof.

     Section 3.08 Other Information. The Agent and each Lender shall have received such other statements, opinions, certificates, documents and information with respect to the matters contemplated by this Agreement as it may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower represents and warrants to the Agent and each Lender as follows:

     Section 4.01 Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Oregon. The Borrower is duly qualified to do business in each other jurisdiction where the nature of its activities or the ownership of its properties requires such qualification. The Borrower has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents.

     Section 4.02 Borrower's Corporate Authorization. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and any borrowing hereunder or thereunder have been duly authorized by all necessary corporate action of the Borrower, do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of the Borrower, except such as have been obtained (certified copies thereof having been delivered to the Agent), do not contravene any law, regulation, rule or order binding on it or its Articles of Incorporation or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected.

     Section 4.03 Government Approvals, Etc. No Government Approval or filing or registration with any Governmental Authority is required for the execution, delivery and performance by the Borrower of the Loan Documents or in connection with any of the transactions contemplated thereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to the Agent).

     Section 4.04 Binding Obligations, Etc. This Agreement has been duly executed and delivered by the Borrower and constitutes, and the other Loan Documents when duly executed and delivered will constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     Section 4.05 Litigation. Except as reflected in the financial statements referred to in Section 4.06, there are no actions, proceedings, investigations, or claims against or affecting the Borrower now pending before any court, arbitrator or Governmental Authority (nor to the knowledge of the Borrower has any thereof been threatened nor does any basis exist therefor) which if determined adversely to the Borrower would be likely to have a material adverse effect on (a) the business, operations or financial condition of the Borrower; or (b) the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents.

     Section 4.06 Financial Condition. The balance sheet of the Borrower as at September 30, 1996, and the related statements of income and retained earnings for the period then ended, copies of which have been furnished to the Agent and each Lender, fairly present the financial condition of the Borrower as at such date, all determined in accordance with GAAP. The Borrower did not have on such date any contingent liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the balance sheet and in the related notes. Since the date of such financial statements there has been no material adverse change in the financial condition, operations, or business of the Borrower.

     Section 4.07 Title and Liens. The Borrower has good and marketable title to each of the properties and assets reflected in the balance sheet referred to in
Section 4.06 (except such as have been since sold or otherwise disposed of in the ordinary course of business). No assets or revenues of the Borrower are subject to any Lien except as permitted by this Agreement. All properties of the Borrower and its use thereof comply in all material respects with applicable zoning and use restrictions and with applicable laws and regulations relating to health, safety and the environment. Without limiting the foregoing, the Borrower is in material compliance with all laws and regulations relating to pollution, hazardous substances and environmental control in all jurisdictions in which the Borrower is doing business. The Borrower conducts in the ordinary course of business a review of the effect of existing laws pertaining to the environment and existing claims advanced under or in respect of environmental laws on its business, operations and properties, and, as a result thereof, the Borrower has reasonably concluded that such environmental laws and claims could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, operations, or business of the Borrower.

     Section 4.08 Taxes. The Borrower has filed all tax returns and reports required of it, has paid all Taxes which are due and payable, and has provided adequate reserves for payment of any Tax whose payment is being contested. The charges, accruals and reserves on the books of the Borrower in respect of Taxes for all fiscal periods to date are accurate. There are no questions or disputes between the Borrower and any Governmental Authority with respect to any Taxes except as disclosed in the balance sheet referred to in Section 4.06 or otherwise disclosed to the Agent in writing prior to the date of this Agreement.

     Section 4.09 Laws, Orders; Other Agreements. The Borrower is not in violation of or subject to any contingent liability on account of any laws, statutes, rules, regulations and orders of any Governmental Authority and is not in material breach of or default under any agreement to which it is a party or which is binding on it or any of its assets.

     Section 4.10 Lien Priority. On the date of any Loan (i) Financing Statements will have been duly filed in all places where filing is necessary, and all other or additional acts will have been taken as are necessary to perfect the Agent's security interest in the Collateral; (ii) the Security Agreement constitutes a valid and perfected lien in the Collateral enforceable against all third parties in all jurisdictions to secure all obligations of the Borrower to the Agent and the Lenders under this Agreement or any other Loan Documents; and (iii) the Agent's security interest in the Collateral has priority over any and all other security interests or other Liens therein except purchase money Liens on assets purchased by the Borrower in the ordinary course of business and the Collateral is free and clear of all Liens except for Liens permitted hereunder.

     Section 4.11 Federal Reserve Regulations. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose that violates the applicable provisions of any Federal Reserve Regulation. The Borrower will furnish to the Agent or any Lender on request a statement conforming with the requirements of Regulation U.

     Section 4.12 ERISA.

          (a) The present value of all benefits vested under all Pension Plans did not, as of the most recent valuation date of such Pension Plans, exceed the value of the assets of the Pension Plans allocable to such vested benefits by an amount which would represent a potential material liability of the Borrower or affect materially the ability of the Borrower to perform the Loan Documents.

          (b) No Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which could subject such Plan or any other Plan, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by Section 502 of ERISA or Section 4975 of the Code.

          (c) No Pension Plan or trust has been terminated, except in accordance with the Code, ERISA, and the regulations of the Internal Revenue Service and the PBGC as applicable to solvent plans in which benefits of participants are fully protected. No "reportable event" as defined in Section 4043 of ERISA has occurred for which notice has not been waived or for which alternative notice procedures are permitted.

          (d) No Pension Plan or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA.

          (e) The required allocations and contributions to Pension Plans will not violate Section 415 of the Code.

          (f) The Borrower has no withdrawal liability to any trust created pursuant to a multi-employer pension or benefit plan nor would it be subject to any such withdrawal liability in excess of One Million Dollars ($1,000,000) if it withdrew from any such plan or if its participation therein were otherwise terminated.

     Section 4.13 Patents, Licenses, Franchises. The Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others except as disclosed in writing to the Agent prior to the date of this Agreement.

     Section 4.14 Not Investment Company, Etc. The Borrower is not now, and after the application by the Borrower of the proceeds of any Loan will not be, subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any federal or state statute or regulation limiting its ability to incur Indebtedness.

     Section 4.15 Insurance. The properties of the Borrower are insured with financially sound and reputable insurance companies which are not affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower operates.

     Section 4.16 Representations as a Whole. This Agreement, the other Loan Documents, the financial statements referred to in Section 4.06, and all other instruments, documents, certificates and statements furnished to the Agent or any Lender by the Borrower, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading. The Borrower has disclosed to the Lenders in writing any and all facts which have a material adverse effect on the business, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under the Loan Documents.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS
                              ---------------------

     So long as any Lender shall have any Commitment hereunder and, until payment in full of each Loan and the Notes and performance of all other obligations of the Borrower under this Agreement and the other Loan Documents, the Borrower agrees to do all of the following unless the Agent (with the consent of the Majority Lenders) shall otherwise consent in writing.

     Section 5.01 Use of Proceeds. The Borrower shall use the proceeds of the Loans for interim funding of new store growth and acquisitions and for its general working capital needs.

     Section 5.02 Payment. The Borrower will pay the principal of and interest on the Loans in accordance with the terms of this Agreement and the Notes and will pay when due all other amounts payable by the Borrower hereunder and under any other Loan Document.

     Section 5.03 Preservation of Corporate Existence, Etc. The Borrower will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation and will qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

     Section 5.04 Visitation Rights. At any reasonable time, and from time to time, the Borrower will permit the Agent or any Lender to examine and make copies of and abstracts from its records and books of account, to visit its properties and to discuss the affairs, finances and accounts of the Borrower with any of its officers, directors or employees.

     Section 5.05 Keeping of Books and Records. The Borrower will keep adequate records and books of account in which complete entries will be made, in accordance with GAAP, reflecting all of its financial transactions.

     Section 5.06 Maintenance of Property, Etc. The Borrower will maintain and preserve all of its properties in good working order and condition, ordinary wear and tear excepted, and will from time to time make all needed repairs, renewals, or replacements so that the efficiency of such properties shall be fully maintained and preserved.

     Section 5.07 Compliance With Laws, Etc. The Borrower will comply in all material respects with all laws, regulations, rules, and orders of Governmental Authorities, except any thereof whose validity is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and with provision having been made to the satisfaction of the Agent for the payment of any fines, charges, penalties or other costs in respect thereof in the event the contest is determined adversely to the Borrower. Without limiting the foregoing, Borrower shall conduct its operations and keep and maintain its property in compliance with all environmental laws, regulations, rules and orders except to the extent that noncompliance would not result in a material adverse effect on the business, finances or operations of the Borrower.

     Section 5.08 Other Obligations. The Borrower will pay and discharge all Indebtedness, Taxes, and other obligations for which the Borrower is liable or to which its income or property is subject and all claims for labor and materials or supplies which, if unpaid, might become by law a Lien upon assets of the Borrower, except (a) any thereof whose validity or amount is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and with provision having been made to the satisfaction of the Agent for the payment thereof in the event the contest is determined adversely to the Borrower; and (b) any trade payables, arising from the purchase of inventory, which are paid in accordance with industry practice and prior to the time any collection proceeding is commenced by any vendor.

     Section 5.09 Insurance. The Borrower will keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry and as shall be reasonably satisfactory to the Agent. From time to time, on request, the Borrower will furnish to the Agent certificates of insurance or, at Agent's request, duplicate policies evidencing such coverage.

     Section 5.10 Financial Information. The Borrower will deliver to the Agent and the Lenders:

          (a) Annual Audited Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the balance sheet of the Borrower as of the end of such fiscal year and the related statement of revenue and expenses, statement of shareholder's equity and statement of cash flow for such year, accompanied by the audit report thereof by independent certified public accountants selected by the Borrower and approved by the Agent (which approval shall not be unreasonably withheld or delayed, and the Agent's consent to Price Waterhouse L.L.P. being hereby given) which report shall be prepared in accordance with GAAP and shall not be qualified by reason of restricted or limited examination of any material portion of the Borrower's records and shall contain no disclaimer of opinion.

          (b) Quarterly Unaudited Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, the unaudited balance sheet and statement of revenues and expenses, statement of shareholder's equity and statement of cash flow of the Borrower as of the end of such fiscal quarter (including the fiscal year to the end of such fiscal quarter), accompanied by an Officer's Certificate to the effect that such unaudited balance sheet and related statements have been prepared in accordance with GAAP and present fairly the financial position and results of operations of the Borrower as of the end of and for such fiscal quarter and that since the fiscal year-end report referred to in clause (a) there has been no material adverse change in the financial condition or operations of the Borrower as shown on the balance sheet as of said date.

          (c) Quarterly Compliance Certificates. As soon as available and in any event within sixty (60) days after the close of each of the first three fiscal quarters of the Borrower and within one hundred twenty (120) days after the close of each of the Borrower's fiscal years, a compliance certificate of Borrower in form reasonably acceptable to Agent that as of the close of such fiscal quarter no Default or Event of Default had occurred and was continuing, and, further, setting forth calculations demonstrating compliance as of the end of such fiscal quarter with the financial covenants set forth in Sections 5.13 through 5.16 and Sections 6.02, 6.04, 6.06 and 6.07 hereof.

          (d) Quarterly Store Financial Statements. As soon as available and in any event within sixty (60) days after the close of each of the Borrower's fiscal quarters, the unaudited statement of financial performance for the Borrower's stores for such fiscal quarter together with same store sales comparisons accompanied by an Officer's Certificate all in form reasonably acceptable to Agent.

          (e) Annual Budget; Financial Projections. As soon as available and in any event within ninety (90) days after the close of each of the Borrower's fiscal years (after the fiscal year ending in 1996), the Borrower's annual operating budget and financial projections (presented in a quarterly format) for the succeeding fiscal year in form reasonably acceptable to the Agent.

          (f) Shareholder, SEC and Government Reports. As soon as available, all reports sent by the Borrower to its shareholders and all quarterly and annual reports filed by the Borrower with the Securities and Exchange Commission and each other Governmental Authority having jurisdiction over the Borrower. Without limiting the foregoing, the Borrower shall provide its 10-K's and 10-Q's to the Agent and the Lenders on a date not later than ninety (90) days after the fiscal year end and forty-five (45) days after the end of each of the first three fiscal quarters, respectively.

          (g) Other Information. All other statements, reports and other information as the Agent or any Lender may reasonably request concerning the financial condition and business affairs of the Borrower.

     Section 5.11 Notification. Promptly after learning thereof, the Borrower will notify the Agent and Lenders of (a) the details of any action, proceeding, investigation or claim against or affecting the Borrower, instituted before any court, arbitrator or Governmental Authority or, to the Borrower's knowledge threatened to be instituted, which, if determined adversely would be likely to have a material adverse effect on the business, operations or financial condition of the Borrower; (b) any substantial dispute between the Borrower and any Governmental Authority; (c) any labor controversy which has resulted in or, to the Borrower's knowledge, threatens to result in a strike which would materially affect the business operations of the Borrower; (d) if the Borrower or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (b)(1), (2), (5) or (6) of ss. 4043 of ERISA) with respect to any Plan (or the

Internal Revenue Service gives notice to the PBGC of any "reportable event" as defined in subsection (c)(2) of ss. 4043 of ERISA and Borrower obtains knowledge thereof) which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, the notice of such reportable event given or required to be given to the PBGC; and (e) the occurrence of any Default or Event of Default.

     Section 5.12 Additional Payments; Additional Acts. From time to time and upon demand by the Agent, the Borrower will (a) pay or reimburse Agent and the Lenders for all Taxes imposed on this Agreement and any other Loan Document and for all expenses including reasonable out-of-pocket legal fees (including allocated charges of internal legal counsel) incurred in connection with the enforcement by judicial proceedings or otherwise of any of the rights of the Agent or the Lenders under this Agreement or any other Loan Document, (b) pay or reimburse the Agent for all expenses, including reasonable legal fees, actually incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents, the making of any Loan or the perfection of the security interests created by the Security Agreement; (c) obtain and promptly furnish to the Agent evidence of all such Government Approvals as may be required to enable the Borrower to comply with its obligations under the Loan Documents; and (d) execute and deliver all such other instruments and perform all such other acts as the Agent or any Lender may reasonably request to carry out the transactions contemplated by this Agreement and the other Loan Documents.

     Section 5.13 Net Worth. The Borrower shall maintain at all times a Net Worth equal to or greater than the sum of (a) Two Hundred Twenty Million Dollars ($220,000,000), and (b) seventy-five percent (75%) of the cumulative Net Income of the Borrower for all fiscal quarters ended after September 30, 1996, in which the Borrower's Net Income was greater than zero, and (c) one hundred percent (100%) of the amount, if any, by which the shareholders' equity of the Borrower has increased since September 30, 1996 as a result of the issuance of common stock or the conversion of debt securities into common stock in connection with the acquisition of another company (or some or all of the assets of another company), and (d) ninety percent (90%) of the amount, if any, by which the shareholders' equity of the Borrower has increased since September 30, 1996 as a result of all other issuances of common stock or conversions of debt securities into common stock.

     Section 5.14 Fixed Charge Coverage Ratio. At the end of each fiscal quarter of the Borrower, the Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 2.5 to 1.0. As used herein, "Fixed Charge Coverage Ratio" means, for any period, the ratio of
(i) EBITDA of the Borrower for the preceding four consecutive fiscal quarters less cash income tax expense during such period; less thirty percent (30%) of all revenues received from the rental of Rental Items during such period; and plus all lease expense (other than the rent and other obligations owing in respect of Borrower's lease of stores) for such period to (ii) the sum of all interest expense for such period; the current portion of any Funded Debt of the Borrower (determined in accordance with GAAP) on the last date of such period; and all lease expense for such period (other than the rent and other obligations owing in respect of Borrower's lease of stores).

     Section 5.15 Funded Debt to Cash Flow Ratio. The Borrower shall maintain for each period of four consecutive fiscal quarters a ratio of Funded Debt to Cash Flow of no greater than:

     Period                                         Ratio
     ------                                         -----

     From the date hereof through and               2.50 to 1
     including the four consecutive fiscal
     quarters ending December 31, 1997

     For the four consecutive fiscal                2.00 to 1
     quarters ending March 31, 1998 and
     thereafter

As used herein, "Cash Flow" shall mean for any four quarter period, EBITDA for such period less thirty percent (30%) of all revenues received from the rental of Rental Items during such period plus the proceeds from sales of used Rental Items for such period to the extent that such sales proceeds are not already included in EBITDA for such period.

     Section 5.16 Average Quarterly Per Store Revenue. The Borrower shall maintain for each fiscal quarter an Average Quarterly Per Store Revenue of $160,000 for stores opened by the Borrower during the four consecutive fiscal quarters then ended, and an Average Quarterly Per Store Revenue of $185,000 for all other stores of the Borrower. As used herein "Average Quarterly Per Store Revenue" means, for any fiscal quarter of the Borrower, and for any classification of the Borrower's stores, the total revenue of the Borrower derived from such stores (excluding "Hollywood Video Express" locations) divided by the time-weighted average number of such stores of the Borrower open during such fiscal quarter.

                                   ARTICLE VI

                               NEGATIVE COVENANTS
                               ------------------

     So long as any Lender shall have any Commitment hereunder and until payment in full of each Loan and the Notes and performance of all other obligations of the Borrower under this Agreement and the other Loan Documents, the Borrower agrees that it will not do any of the following unless the Agent (with the consent of the Majority Lenders) shall otherwise consent in writing.

     Section 6.01 Liquidation, Merger, Sale of Assets. The Borrower shall not merge (except mergers where the Borrower is the surviving entity) or liquidate, dissolve or enter into any consolidation, joint venture, partnership or other combination nor sell, lease or dispose of all or any portion of its assets other than sales of inventory in the ordinary course of business.

     Section 6.02 Funded Debt. The Borrower shall not create, incur or become liable for any Funded Debt except (a) the Loans, (b) existing Funded Debt reflected in the balance sheets referred to in Section 4.06, (c) Funded Debt incurred in the acquisition of Rental Items to the extent incurred in the ordinary course of Borrower's business and secured solely by a purchase money Lien on the Rental Items so acquired and (d) additional Funded Debt not exceeding at any one time an amount equal to five percent (5%) of the Borrower's Net Worth.

     Section 6.03 Guaranties, Etc. The Borrower shall not assume, guaranty, endorse or otherwise become directly or contingently liable for, nor obligated to purchase, pay or provide funds for payment of, any obligation or Indebtedness of any other person, except by endorsement of negotiable instruments for deposit or collection or by similar transaction in the ordinary course of business.

     Section 6.04 Liens. The Borrower shall not create, assume or suffer to exist any Lien on any of its assets, except (a) existing Liens reflected in the balance sheets referred to in Section 4.06, or otherwise previously disclosed to the Agent and Lenders in writing, (b) Liens in favor of the Agent under the Security Agreement; (c) purchase money Liens covering videotapes or videogames purchased by the Borrower in the ordinary course of business; (d) Liens securing Indebtedness under Capital Leases; and (e) additional Liens which do not at any one time secure Indebtedness exceeding an amount equal to five percent (5%) of the Borrower's Net Worth.

     Section 6.05 Location of Inventory. The Borrower will not move the location of its inventory except in the ordinary course of its business and will not move its inventory to any location outside of the United States.

     Section 6.06 Investments. The Borrower shall not make or permit to remain outstanding any loan or advance to any person or purchase or otherwise acquire the capital stock, shares, voting trust certificates, bonds, debentures, notes or instruments or other securities or evidences of indebtedness or obligations of or any interest in or make any capital contribution to any person, except that Borrower may:

          (a) Own, purchase or acquire (i) time deposits maturing within one year at commercial banks organized or licensed to conduct a banking business under the laws of the United States of America or any state thereof having capital, surplus and undivided profits of not less than One Hundred Million Dollars ($100,000,000); (ii) marketable general obligations of the United States or a state thereof or marketable obligations fully guaranteed by the United States; and (iii) short-term commercial paper with the highest rating of a generally recognized rating service;

          (b) Subject to Section 6.02, own, purchase or acquire stock, obligations or securities of any person (other than debt securities or obligations of any subsidiary of the Borrower) provided, however, that the purchase price or acquisition price (including any assumption of Indebtedness in connection with such purchase or acquisition) of all stock, obligations or securities purchased or acquired by the Company after the date hereof, in the aggregate, shall not exceed an amount equal to (a) twelve and one-half percent (12.5%) of the Borrower's Net Worth (determined as of the date of each such purchase or acquisition) less (b) the purchase or acquisition price paid or to be paid in connection with all Company Asset Acquisitions entered into by the Borrower after the date hereof; and

          (c) Make or permit to remain outstanding loans to affiliates, officers, stockholders or employees provided, however, that all loans made or permitted to remain outstanding pursuant to this Section 6.06(c) shall not, in the aggregate, exceed at any one time outstanding the sum of Five Hundred Thousand Dollars ($500,000).

     Section 6.07 Operating Lease Obligations. The Borrower shall not create or suffer to exist any obligations for the payment of rent for any property under any operating lease or agreement to lease, (a) except for rent due in respect of Borrower's lease of its stores and (b) except for rent due under operating leases (other than leases for stores) entered into in the ordinary course of business where the aggregate undiscounted rental obligations (calculated on the assumption that each such lease continues until its stated termination date and without giving effect to any renewal option unless such option has been exercised) for all such leases outstanding at any time does not exceed at such time an amount equal to ten percent (10%) of the Borrower's Net Worth.

     Section 6.08 Company Asset Acquisitions. The Borrower shall not enter into any Company Asset Acquisition where the purchase or acquisition price of the assets (including any assumption of Indebtedness in connection with such purchase or acquisition) when taken together with (a) the purchase or acquisition price paid or to be paid in connection with all other Company Asset Acquisitions entered into by the Borrower since the date of this Agreement; and
(b) the purchase or acquisition price of all stock, obligations or securities purchased or acquired by the Borrower after the date of this Agreement, would exceed an amount equal to twelve and one-half percent (12.5%) of the Borrower's Net Worth (determined as of the date of such Company Asset Acquisition). As used herein, "Company Asset Acquisition" shall mean the purchase or acquisition in bulk (or the agreement to purchase or acquire in bulk) of some or all of the assets of a person engaged in a business similar to the business of the Borrower.

     Section 6.09 Limitations on Prepayment of Subordinated Debt. The Borrower shall not make any payments on any Funded Debt where the payment of such Funded Debt has been subordinated in whole or in part to the payments due to Lenders hereunder or to payments due in respect of any other Indebtedness unless the payments on such subordinated Funded Debt are (a) expressly permitted under the terms of any applicable subordination or comparable agreement; (b) expressly permitted by the terms of any agreement or instrument evidencing the subordinated Funded Debt; and (c) due and payable under the terms of the agreements or instruments evidencing the subordinated Funded Debt.

     Section 6.10 ERISA Compliance. Neither Borrower nor any member of the Controlled Group nor any Plan of any of them will (a) engage in any "prohibited transaction" (as such term is defined in ss. 406 of ERISA or ss. 4975 of the Code; (b) incur any "accumulated funding deficiency" (as such term is defined in ss. 302 of ERISA) whether or not waived; (c) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any property of Borrower or any member of the Controlled Group pursuant to ss. 4068 of ERISA; or
(d) violate state or federal securities laws applicable to any Plan.

     Section 6.11 Transactions with Affiliates. The Borrower shall not enter into any transaction with any affiliate of the Borrower except upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a person not an affiliate of the Borrower.

     Section 6.12 Change in Business. The Borrower shall not engage in any material line of business substantially different from those lines of business carried on by the Borrower on the date hereof.

     Section 6.13 Accounting Change. The Borrower shall maintain a fiscal year ending on December 31 and shall not make any significant change in accounting policies or reporting practices other than changes required by GAAP or otherwise required by law.

                                   ARTICLE VII

                                EVENTS OF DEFAULT
                                -----------------

     Section 7.01 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder.

          (a) Loan Payment Default. The Borrower shall fail to pay when due any amount of principal of or interest on any Loan; or

          (b) Other Payment Default. The Borrower shall fail to pay any other amount payable by it hereunder or under any Loan Document and such failure shall remain unremedied for five (5) days; or

          (c) Breach of Warranty. Any representation or warranty made or deemed made by the Borrower under or in connection with this Agreement, the other Loan Documents, or other statements executed in connection herewith or therewith shall prove to have been incorrect in any material respect when made or deemed made; or

          (d) Breach of Certain Covenants. The Borrower shall fail to perform or observe any covenant set forth in Sections 5.11(e), 5.13 through 5.16 and 6.01 through 6.13 hereof or Sections 6 and 9 of the Security Agreement; or

          (e) Breach of Other Covenants. The Borrower shall fail to perform or observe any other covenant, obligation or term of this Agreement or any other Loan Document and such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent; or

          (f) Material Adverse Changes; Extraordinary Situation. An event shall occur which results in a material adverse change in the Borrower's financial condition or operations or an extraordinary situation shall occur which gives the Lenders reasonable grounds to believe that the Borrower may not, or will be unable to, perform or observe in the normal course its obligations under the Loan Documents; or

          (g) Cross-default. The Borrower shall fail (i) to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Indebtedness in excess of Two Million Dollars ($2,000,000) or any interest or premium thereon and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) to perform any term or covenant on its part to be performed under any agreement or instrument relating to any such Indebtedness and required to be performed and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate or to legally and in accordance with the applicable documents permit the acceleration of the maturity of such Indebtedness; provided, however, mere allegations of a default by the Borrower under any such agreement or instrument shall not, without more, be an Event of Default hereunder; or

          (h) Voluntary Bankruptcy, Etc. The Borrower shall: (i) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or (ii) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any state thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

          (i) Involuntary Bankruptcy, Etc. An order for relief shall be entered against the Borrower under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging the Borrower a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any state thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Borrower or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs, or upon the expiration of sixty (60) days after the filing of any involuntary petition against the Borrower seeking any of the relief specified in
Section 7.01(h) or this Section 7.01(i) without the petition being dismissed prior to that time; or

          (j) Insolvency, Etc. The Borrower shall (i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of the Borrower, or (iii) admit its insolvency or inability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution or liquidation of the Borrower; or

          (k) ERISA. The Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of Five Hundred Thousand Dollars ($500,000) which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA; or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(3) of ERISA), having aggregate Unfunded Vested Liabilities in excess of Five Hundred Thousand Dollars ($500,000) shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any such Plan or Plans; or

          (l) Judgment. A final judgment or order for the payment of money in excess of One Million Five Hundred Thousand Dollars ($1,500,000) or its equivalent in another currency shall be rendered against the Borrower and such judgment or order shall continue unsatisfied and in effect for a period of thirty (30) consecutive days; or

          (m) Government Approvals, Etc. Any Government Approval or registration or filing with any Governmental Authority now or hereafter required in connection with the performance by the Borrower of its obligations set forth in this Agreement, the Security Agreement or the Notes is revoked, withdrawn or withheld or shall fail to remain in full force and effect, or any act of any Governmental Authority which, in the reasonable opinion of the Agent, deprives the Borrower of any substantial right, privilege or franchise or substantially restricts the exercise thereof, and such act shall not be revoked or rescinded within thirty (30) days after it shall have become effective; or

          (n) Change of Control. Mark J. Wattles shall cease to be the record and beneficial owner of at least fifteen percent (15%) of each class of the outstanding voting stock of the Borrower.

     Section 7.02 Consequences of Default. If any of the Events of Default described in Section 7.01(h) or Section 7.01(i) shall occur, the Total Commitment and the Lenders' respective Commitments shall immediately terminate, the principal of and the interest on the Loans and all other sums payable by Borrower hereunder, under the Notes and under the other Loan Documents shall become immediately due and payable all without protest, presentment, notice or demand, all of which the Borrower expressly waives. If any other Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of Default shall be continuing, the Agent shall at the request, or may with the consent, of the Majority Lenders immediately terminate the Total Commitment and the Lenders' respective Commitments and, if Loans shall have been made, the Agent shall at the request, or may with the consent, of the Majority Lenders declare the principal of and the interest on the Loans and the Notes and all other sums payable by the Borrower hereunder or under the Notes or any other Loan Document to be immediately due and payable, whereupon the same shall become immediately due and payable all without protest, presentment, notice, or demand, all of which the Borrower expressly waives. Also, regardless of whether the Borrower's obligations to repay the Loans shall have been accelerated pursuant to the preceding sentences, the Agent may, at its option, realize on any or all of the collateral described in the Security Agreement by exercising any remedies provided in the Security Agreement or otherwise provided by law.

                                  ARTICLE VIII

                                    THE AGENT
                                    ---------

     Section 8.01 Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein. As to any matters not expressly provided for by this Agreement, including enforcement or collection of the Loans, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and any holders of any Note provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law and provided, further, that without the consent of all Lenders, the Agent shall not release any collateral securing the Borrower's obligations under the Loan Documents or change or modify the Total Commitment (other than changes made pursuant to Section 2.03), any Lender's Commitment (other than changes made pursuant to Section 2.03), the definition of "Majority Lenders", the conditions precedent set forth in Article III, the timing or rates of interest payments, the timing or amount of fees or the timing or amounts of principal payments due in respect of Loans, and provided, further, that the terms of Section 2.05,
Section 2.11(c) and this Article VIII shall not be amended without the prior written consent of the Agent (acting for its own account). In the absence of instructions from the Majority Lenders, the Agent shall have authority (but no obligation), in its sole discretion, to take or not to take any action, unless this Agreement specifically requires the consent of the Lenders or the consent of the Majority Lenders and any such action or failure to act shall be binding on all the Lenders and on all holders of the Notes. Each Lender and each holder of any Note shall execute and deliver such additional instruments, including powers of attorney in favor of the Agent, as may be necessary or desirable to enable the Agent to exercise its powers hereunder.

     Section 8.02 Duties and Obligations.

          (a) Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent (i) may treat each Lender which is a party hereto as the party entitled to receive payments hereunder until the Agent receives written notice of the assignment of such Lender's interest herein signed by such Lender and made in accordance with the terms hereof and a written agreement of the assignee that it is bound hereby as it would have been had it been an original party hereto, in each case in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, the other Loan Documents or in any instrument or document furnished pursuant hereto or thereto;
(iv) shall not have any duty to ascertain or to inquire as to the performance of any of the terms, covenants, or conditions of the Loan Documents on the part of the Borrower or as to the use of the proceeds of any Loan or as to the existence or possible existence of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, or value of this Agreement or of any instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect to this Agreement by acting upon any oral or written notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          (b) The Agent will account to each Lender for its Percentage Interest of payments of principal of, interest on and fees in respect of the Loans (other than fees payable to the Agent for its own account) which are received by the Agent from the Borrower and will promptly remit to the Lenders entitled thereto all such payments. The Agent will transmit to each Lender copies of all documents received from the Borrower pursuant to the requirements of this Agreement other than documents which by the terms of this Agreement the Borrower is obligated to deliver directly to the Lenders.

          (c) Each Lender or its assignee organized outside of the United States shall furnish to the Agent in a timely fashion such documentation (including, but not by way of limitation, IRS Forms Nos. 1001 and 4224) as may be required by applicable law or regulation to establish such Lender's status for tax withholding purposes.

     Section 8.03 Dealings Between Agent and Borrower. With respect to its Commitment and the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent, and the term "Lender" shall unless otherwise expressly indicated include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, act and generally engage in any kind of business with the Borrower and any person which may do business with the Borrower, all as if the Agent were not the Agent hereunder and without any duty to account therefor to the Lenders.

     Section 8.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section 8.05 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower) ratably according to their respective Percentage Interests from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under this Agreement or any other Loan Document, except any such as result from the Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent promptly on demand in proportion to its Percentage Interest for any out-of-pocket expenses, including legal fees, incurred by the Agent in connection with the administration or enforcement of or the preservation of any rights under this Agreement or any other Loan Document (to the extent that the Agent is not reimbursed for such expenses by the Borrower).

     Section 8.06 Successor Agent. The Agent may give written notice of resignation at any time to the Lenders and the Borrower and may be removed at any time with cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority

Lenders and shall have accepted such appointment within thirty (30) days after the Agent's giving of notice of resignation or the Majority Lenders' removal of the Agent, then the Agent may on behalf of the Lenders, appoint a successor Agent, which shall be a bank organized under the laws of the United States or of any state thereof, or any affiliate of such bank, and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. Until the acceptance by such a successor Agent, the retiring Agent shall continue as "Agent" hereunder. Notwithstanding any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Any company into which the Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Agent may sell or transfer all or substantially all of its agency relationships shall be the successor to the Agent without the execution or filing of any paper or further act, anything herein to the contrary notwithstanding.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

     Section 9.01 No Waiver; Remedies Cumulative. No failure by the Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default under this Agreement or any other Loan Document nor prejudice the rights of the Agent or any Lender in the exercise of any right hereunder or thereunder. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

     Section 9.02 Governing Law. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Washington, U.S.A.

     Section 9.03 Mandatory Arbitration. Any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S.
Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. No provision of this Section 9.03 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of any such remedy does not waive the right of either party to resort to arbitration.

     Section 9.04 Notices. All notices and other communications provided for in this Agreement shall be in writing or (unless otherwise specified) by telex, facsimile transmission, telegram or cable and shall be mailed (with first class postage prepaid) or sent or delivered to each party at the address set forth under its name on the signature pages hereof, or at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise specified all notices sent by mail, if duly given, shall be effective three (3) Business Days after deposit into the mails, all notices sent by a nationally recognized overnight courier service, if duly given, shall be effective one (1) Business Day after delivery to such courier service, and all other notices and communications if duly given or made shall be effective upon receipt.

     Section 9.05 Assignment and Participations. This Agreement shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns, provided that the Borrower may not assign or otherwise transfer all or any part of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Agent and all the Lenders, and any such assignment or transfer purported to be made without such consent shall be ineffective. Any Lender may at any time sell participation interests in its Loans and Commitment to another bank or financial institution. Such sales may be made without the consent of the Agent, the Borrower or any other Lender provided, however, (a) that the selling Lender shall have provided the Borrower and the Agent with prior written notice of the proposed sale of any participation interest in any Loan or in such Lender's Commitment; and (b) that the selling

Lender retains the right to vote as a Lender hereunder in respect of the interest sold without being bound to obtain the consent of its participant or to exercise its rights in accordance with instructions received from its participant (except that the participant's consent can be required for proposed changes to the timing or amount of principal payments or changes to the timing, rate or amount of payments of interest or fees). Any Lender may pledge or assign all or any part of its interest under the Loan Documents for security purposes to any Federal Reserve Bank. Any Lender may assign or otherwise transfer all or any part of its interest under the Loan Documents to another bank or financial institution with the prior written consent of the Borrower and Agent which consent will not be unreasonably withheld or delayed provided, that any assignment by a Lender which assigns less than all of its Commitment shall assign at least Five Million Dollars ($5,000,000) of its Commitment and provided further that in the case of an assignment or transfer by any Lender to any affiliate of such Lender, the Borrower's consent shall not be required and the Agent's consent shall be required only as to the form of the documents under which such assignment or transfer is made). The assignee of any permitted sale or assignment (including assignments for security and sales of participations) shall have the same rights and benefits against the Borrower and otherwise under the Loan Documents (excepting however, in the case of sales of participations, the right to grant or withhold consents or otherwise vote in respect thereof) including the right of setoff, and in the case of any outright assignment (as distinguished from an assignment for security or the sale of a participation) the same obligations in respect thereof, as if such assignee were an original Lender. Except to the extent otherwise required by the context of this Agreement, the word "Lender" where used in this Agreement shall mean and include any holder of a Note originally issued to a Lender hereunder, and each such holder shall be bound by and have the benefits of this Agreement the same as if such holder had been a signatory hereto. Any outright assignment of a Lender's interest hereunder to another Lender made in conformance with the terms of this
Section 9.05 shall result in a corresponding adjustment to the selling and purchasing Lenders' Commitments and Percentage Interests.

     Section 9.06 Borrower's Indemnity. Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall pay, indemnify and hold each Lender, the Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable attorney's fees, which may include the allocated charges of internal legal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the

Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any other Loan Document, or the transactions contemplated hereby or thereby, or the use of any Loan proceeds, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing (all of the foregoing, collectively the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the negligence or willful misconduct of such Indemnified Person. All amounts owing under this Section 9.06 shall be paid promptly upon demand. At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person in respect of any Indemnified Liabilities using legal counsel reasonably satisfactory to such Indemnified Person at the sole cost and expense of the Borrower.

     Section 9.07 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     Section 9.08 Survival. The representations, warranties and indemnities of the Borrower in favor of the Agent and the Lenders and the representations, warranties and indemnities of the Lenders in favor of the Agent shall survive indefinitely and, without limiting the foregoing, shall survive the execution and delivery of this Agreement and the other Loan Documents, the making of any Loan, the expiration of the Total Commitment and the repayment of all Loans and other amounts due hereunder.

     Section 9.09 Conditions Not Fulfilled. If the Commitments are not borrowed owing to nonfulfillment of any condition precedent specified in Article III, no party hereto shall be responsible to any other party for any damage or loss by reason thereof, except that the Borrower shall in any event be liable to pay the fees, Taxes, and expenses for which it is obligated hereunder. If for any other reason the Commitment of any Lender is not borrowed neither the Agent nor any other Lender shall be responsible to the Borrower for any damage or loss by reason thereof, nor shall any other Lender or the Borrower be excused from its performance hereunder.

     Section 9.10 Entire Agreement; Amendment. This Agreement, together with the Exhibits and Schedules hereto and the letter agreement referred to in Section 2.11(c) hereof, comprise the entire agreement of the parties and may not be amended or modified except by written agreement of the Borrower and the Agent executed in conformance with the terms of Section
8.01 hereof. No provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

     Section 9.11 WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND AGREE THAT (A) ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY AND (B) ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY. NOTHING IN THIS SECTION 9.11 IS INTENDED TO LIMIT THE TERMS OF SECTION 9.03.

     Section 9.12 Headings. The headings of the various provisions of this Agreement are for convenience of reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

     Section 9.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

                                       BORROWER:


                                       HOLLYWOOD ENTERTAINMENT CORPORATION


                                       By DONALD J. EKMAN
                                          --------------------------------------
                                       Its Senior Vice President
                                           -------------------------------------

                                       Address:  25600 S.W. Pkwy. Ctr. Dr.
                                                 Wilsonville, OR  97070
                                                 Attn:  Donald J. Ekman

                                       Telefax:  (503) 677-1680


                                       AGENT:


                                       BANK OF AMERICA NATIONAL TRUST &
                                       SAVINGS ASSOCIATION d/b/a "SEAFIRST
                                       BANK"


                                       By DORA A. BROWN
                                          --------------------------------------
                                       Its A.V.P.
                                           -------------------------------------

                                       By RONALD R. PARSONS
                                          --------------------------------------
                                       Its Vice President
                                           -------------------------------------

                                       Address:  701 Fifth Avenue
                                                 Floor 16
                                                 Seattle, WA  98104
                                                 Attn:  Dora A. Brown

                                       Telefax:  (206) 358-0971

                                       LENDERS:


                                       BANK OF AMERICA NATIONAL TRUST &
                                       SAVINGS ASSOCIATION


                                       By GORDON H. GRAY
                                          --------------------------------------
                                       Its VP
                                           -------------------------------------


                                       By ROBERT COUNTRYMAN
                                          --------------------------------------
                                       Its Vice President
                                           -------------------------------------

                                       Address:  701 Fifth Avenue
                                                 Floor 12
                                                 Seattle, WA  98104
                                                 Attn:  Gordon H. Gray

                                       Telefax:  (206) 358-3113

                                                 AND TO

                                                 121 S.W. Morrison
                                                 Suite 1700
                                                 Portland, OR  97204
                                                 Attn:  Robert Countryman

                                       Telefax:  503) 275-1391


                                       UNITED STATES NATIONAL BANK OF
                                       OREGON




                                       By DEREK RIDGLEY
                                          --------------------------------------
                                       Its Vice President
                                           -------------------------------------

                                       Address:  555 S.W. Oak Street
                                                 Suite 400
                                                 Portland, OR  97204
                                                 Attn:  Derek W. Ridgley

                                       Telefax:  (503) 275-5428

                                       UNION BANK OF CALIFORNIA, N.A.


                                       By ALISON AMONETTE
                                          --------------------------------------
                                       Its Vice President
                                           -------------------------------------

                                       Address:  400 California Street
                                                 Floor 17
                                                 San Francisco, CA  94104
                                                 Attn:  Alison Amonette

                                       Telefax:  (415) 765-3146


                                       KEY BANK OF WASHINGTON


                                       By KEVIN MCBRIDE
                                          --------------------------------------
                                       Its Vice President
                                           -------------------------------------

                                       Address:  700 Fifth Avenue
                                                 Floor 48
                                                 Seattle, WA  98109
                                                 Attn:  Kevin McBride

                                       Telefax:  (206) 684-6035


                                       BANQUE NATIONALE DE PARIS


                                       By KATHERINE WOLFE
                                          --------------------------------------
                                       Its Vice President
                                           -------------------------------------


                                       By DEBRA H. WRIGHT
                                          --------------------------------------
                                       Its Vice President
                                           -------------------------------------

                                       Address:  180 Montgomery Street
                                                 San Francisco, CA  94104
                                                 Attn:  Katherine Wolfe

                                       Telefax:  (415) 296-8954

                                       SOCIETE GENERALE


                                       By J. BLAINE SHAUM
                                          --------------------------------------
                                       Its Regional Manager
                                           -------------------------------------

                                       Address:  One Montgomery Street
                                                 Suite 3220
                                                 San Francisco, CA  94104
                                                 Attn:  Alec Neville

                                       Telefax:  (415) 989-9922


                                       THE SUMITOMO BANK, LIMITED


                                       By J. WILLIAM BLOORE
                                          --------------------------------------
                                       Its Vice President
                                           -------------------------------------


                                       By CAROLE A. DALEY
                                          --------------------------------------
                                       Its Vice President
                                           -------------------------------------

                                       Address:  Pine Street Center
                                                 100 Pine St., Ste. 3300
                                                 San Francisco, CA  94111
                                                 Attn:  J. William Bloore

                                       Telefax:  (415) 394-9797

                                   SCHEDULE 1

                             CALCULATION OF MARGINS
                             ----------------------


     The "Margin" shall be adjusted as of the first day of the first full calendar month occurring after each date on which the Borrower provides the quarterly compliance certificates required under Section 5.10(c) of the Agreement and shall be computed in accordance with the following chart:

Pricing                 Margin for use             Margin for use
Levels                  in IBOR Rate               in Adjusted Base Rate
------                  ------------               ---------------------

  I                        1.250%                       0.250%

  II                       1.500%                       0.500%

  III                      1.750%                       0.750%


Rates expressed in the foregoing chart are set forth on a per annum basis.

     From the date of the Agreement through the first day of the first full calendar month occurring after the date on which the Borrower provides the quarterly compliance certificates required under Section 5.10(c) of the Agreement in respect of the fiscal quarter ending March 31, 1997, Pricing Level I shall apply. At all times thereafter, the appropriate pricing level shall be determined in accordance with the following chart where the pricing level for each period is established based upon the ratio of Funded Debt to Cash Flow determined as of the last day of the immediately preceding fiscal quarter:

Ratio of Funded Debt to
Cash Flow as of End
of Preceding Fiscal Quarter ("FDCFR")       Pricing Level
-------------------------------------       -------------

FDCFR less than 1.75                               I

FDCFR greater than or equal to 1.75
but less than 2.25                                 II

FDCFR greater than or equal to 2.25                III

                                   SCHEDULE 2

                                 PREPAYMENT FEES
                                 ---------------

     The amount of the fee to be paid pursuant to Section 2.08 of the Revolving Credit Agreement shall depend on the following:

     (1) The amount by which interest rates have changed between the Reference Date and the Prepayment Date. As used herein, "Reference Date" shall mean the date the IBOR Rate first became applicable. As used herein, "Prepayment Date" shall mean the date the Borrower, either voluntarily or involuntarily prepays any Loan or portion thereof accruing interest at the IBOR Rate. Certain U.S. Treasury rates are used as a benchmark to measure changes in interest rate levels.

          (a) A "reference rate" equal to the average interest rate yield at Reference Date for U.S. Government Securities having maturities of approximately ninety (90) days will be determined in the manner described below for determining applicable rates but will be established as of the Reference Date for the Applicable Interest Period. This rate represents interest rate levels at the time an IBOR Rate is selected.

          (b) An "applicable rate," determined as described below, represents interest rate levels as of the Prepayment Date.

     (2)  The amount of principal paid.

     (3) A payment fee factor (see "payment fee factor schedule" below). The factor represents the economic loss to the Agent and Lenders resulting from a one dollar payment if rates were to drop by one percent from the time the rate was fixed.


                           CALCULATION OF PAYMENT FEE
                           --------------------------

     If the reference rate is lower than or equal to the applicable rate, there is no payment fee.

     If the applicable rate is lower than the reference rate, the payment fee shall be equal to the difference between the reference rate and the applicable rate (expressed as a decimal), multiplied by the appropriate factor from the payment fee factor schedule, multiplied by the principal amount of the Loan which is prepaid.

          Example:
          --------

          A Loan accruing interest at an IBOR Rate with principal of $2,000,000 is fully prepaid with 2 months remaining prior to the expiration of the Applicable Interest Period. A reference rate of 7% was assigned to the Loan when the rate was fixed. The applicable rate (as determined by current 2-month U.S. Treasury rates) is 6.5%. Rates are therefore judged to have dropped by .5% since the rate was fixed, and a payment fee applies.

          A payment fee factor of .20 is determined from the table below, and the payment fee is computed as follows:

     Payment Fee = (.07 -.065) x (.20) x ($2,000,000) = $2,000

                                APPLICABLE RATES
                                ----------------

     The applicable rate is equal to the average interest rate yield at the time of payment or refinancing for U.S. Government Securities having maturities equivalent to the remaining portion of the Applicable Interest Period.

     The applicable rate shall be determined from the Federal Reserve Statistical Release (Publication H.15(519)) in the "This Week" (most recent week) column under the heading U.S. Government Securities - Treasury Bills - Secondary Market, interpolated to the nearest month.

     Rates listed in the Federal Reserve Statistical Release for maturities of less than one year are on a discount rate basis, and these rates shall be converted to a coupon equivalent basis, based upon a 360-day year. The Statistical Release published on Monday shall be used for calculation of payment fees payable on the following Tuesday through the following Monday, with appropriate adjustment if the day of publication changes.

                          PAYMENT FEE FACTOR SCHEDULES
                          ----------------------------

                             Months Remaining in the
                           Applicable Interest Period
                           --------------------------


                              0      1      2      3      6
                             ---    ---    ---    ---    ---
                  Factors     0     .10    .20    .31    .61

     If the remaining Applicable Interest Period or time prior to the scheduled maturity of the Loan is between any two time periods in the above table, interpolate between the corresponding factors to the closest month.

     The Agent and Lenders are not required to actually reinvest the paid principal in any U.S. Government Treasury obligations as a condition to receiving a payment fee as calculated above.

                                   SCHEDULE 3

                               PARTICIPATION FEES
                               ------------------



Bank of America National Trust
    & Savings Association                                    $160,000

United States National Bank of Oregon                        $ 75,000

Union Bank of California, N.A.                               $ 40,000

Key Bank of Washington                                       $ 60,000

Banque Nationale de Paris                                    $ 30,000

Societe Generale                                             $ 30,000

The Sumitomo Bank, Limited                                   $ 30,000
                                                            ---------

TOTAL PARTICIPATION FEE                                      $425,000

                                    EXHIBIT A

                               REVOLVING LOAN NOTE


$______________                                                 February 7, 1997
                                                             Seattle, Washington


     FOR VALUE RECEIVED, the undersigned, HOLLYWOOD ENTERTAINMENT CORPORATION (d/b/a "Hollywood Video"), an Oregon corporation (the "Borrower"), hereby promises to pay to the order of ____________ ____________, a __________________________ (the "Lender") on the Maturity Date the unpaid principal balance of all Loans made by the Lender under this Note, in a maximum amount not to exceed ___________ Million Dollars ($__________), together with interest thereon from the date hereof until maturity at a per annum rate equal to the Interest Rate as defined below (changing as the Interest Rate changes), and, if default shall occur in the payment when due (whether by acceleration or otherwise) of any principal amount hereunder, from the maturity of that amount until it is paid in full at a per annum rate equal to the Base Rate (changing as the Base Rate changes), plus two percent (2%). Notwithstanding anything herein to the contrary, interest shall not accrue at a rate in excess of the maximum rate permitted by applicable law.

     The Borrower further agrees as follows:

     1. All payments of principal and interest on this Note shall be made in immediately available funds to Bank of America National Trust and Savings Association, as the Agent for the Lender, at the Agent's Commercial Loan Service Center, Fifth Avenue Plaza Building, 13th Floor, 800 Fifth Avenue, Seattle, Washington 98104, or such other address as the Agent shall from time to time designate.

     2. As used herein "Interest Rate" shall mean the Adjusted Base Rate unless the Borrower shall elect to have some or all of the loans made hereunder accrue interest at an IBOR Rate as provided in Section 2.06(b) of the Credit Agreement (as defined below). Accrued but unpaid interest on each Loan accruing interest at an IBOR Rate shall be paid on the last day of each Applicable Interest Period, on the date of any principal payment (to the extent accrued on the principal amount paid), at the Maturity Date and, additionally, in the case of such a Loan for which the Applicable Interest Period is six months, on the day that is three months after the commencement of such Applicable Interest Period. Accrued but unpaid interest on each Base Rate Loan shall be paid on the last Business Day of each calendar quarter commencing on March 31, 1997 and continuing on the last

Business Day of each calendar quarter thereafter and on the date of any principal payment (to the extent accrued on the principal amount paid) and at the Maturity Date. Unpaid interest accruing on amounts in default shall be payable on demand.

     3. This Note is issued under and is subject to the terms of an Amended and Restated Revolving Credit Agreement dated as of the date hereof, among Bank of America National Trust and Savings Association, as "Agent", the Lender and certain other banks as "Lenders" and the undersigned as "Borrower" (as amended from time to time, the "Restated Credit Agreement"). Capitalized terms not defined herein have the meanings set forth in the Restated Credit Agreement.

     4. It is expressly provided that if any of the Events of Default defined in Sections 7.01(h) or (i) of the Restated Credit Agreement shall occur, the entire unpaid balance of the principal and interest hereunder shall be immediately due and payable in accordance with the terms of the Restated Credit Agreement. It is also expressly provided that upon the occurrence of any other Event of Default, the entire remaining unpaid balance of the principal and interest may be declared by the Agent to be immediately due and payable in accordance with the terms of the Restated Credit Agreement.

     5. The Borrower may repay Base Rate Loans at any time without penalty or premium. Prepayment of any Loan bearing interest at an IBOR Rate, whether voluntary, mandatory, or as the result of the Agent's or Lender's collection efforts, shall be subject to the payment of fees as described in Section 2.08 of the Restated Credit Agreement.

     6. The unpaid principal balance of the Loans made hereunder shall be the total amount advanced hereunder, less the amount of the principal payments made hereon. This Note is given to avoid the execution of an individual note for each Loan by the Lender to the Borrower. This Note evidences a revolving credit and, within the limits and on the conditions set forth in the Restated Credit Agreement, prior to the Maturity Date the Borrower may borrow, repay and reborrow hereunder. The Lender is hereby authorized to record the date and amount of each Loan it makes hereunder and the date and amount of each payment of principal and interest thereon on a schedule annexed hereto and constituting a part of this Note or maintained in connection herewith. Any such recordation by the Lender shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower hereunder.

     7. Each maker, surety, guarantor and endorser of this Note expressly waives all notices, demands for payment, presentations for payment, notices of intention to accelerate the maturity, protest and notice of protest.

     8. In the event this Note is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through bankruptcy or other judicial proceedings, the Borrower agrees and promises to pay reasonable attorneys' fees and collection costs, including all out-of-pocket expenses and the allocated costs and disbursements of internal counsel, incurred by the Lender or the Agent.

     9. This Note has been executed and delivered in and shall be governed by and construed in accordance with the internal laws of the State of Washington. The Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.


                                  HOLLYWOOD ENTERTAINMENT CORPORATION



                                  By ________________________________
                                     Its ____________________________

                                   Schedule 1
                     to Hollywood Entertainment Corporation
                               Revolving Loan Note


--------------------------------------------------------------------------------
                               Applicable   Amount of    Unpaid
        Amount of   Interest    Interest    Principal   Principal   Notation
Date      Loan       Option      Period       Paid       Balance       By
--------------------------------------------------------------------------------

                                    EXHIBIT B

                     AMENDED AND RESTATED SECURITY AGREEMENT


     THIS AMENDED AND RESTATED SECURITY AGREEMENT (this Agreement") is made as of this 12th day of February, 1997, by HOLLYWOOD ENTERTAINMENT CORPORATION (d/b/a "Hollywood Video"), an Oregon corporation (the "Debtor"), in favor of BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION as agent for itself, United States National Bank of Oregon, Union Bank of California, N.A., Key Bank of Washington, Banque Nationale de Paris, Societe Generale, and The Sumitomo Bank, Limited (the "Secured Party").

                                    RECITALS

     A. Debtor, Seattle-First National Bank, as agent, and Seattle-First National Bank, United States National Bank of Oregon and Bank of America Oregon, as lenders entered into that certain Revolving Credit Agreement dated as of December 22, 1995 providing for a total revolving credit facility in the amount of $75,000,000 (the "Revolving Credit Agreement").

     B. In connection with the Revolving Credit Agreement, Debtor executed and delivered a Security Agreement in favor of Seattle-First National Bank, as agent, dated December 22, 1995 (the "Prior Security Agreement"), pursuant to which Debtor granted Seattle-First National Bank, as agent (for the benefit of itself and the other lenders under the Revolving Credit Agreement) a security interest in certain assets to secure its obligations owing to Seattle-First National Bank, as agent, and Seattle-First National Bank, United States National Bank of Oregon and Bank of America Oregon, as lenders.

     C. On January 8, 1996, the parties to the Revolving Credit Agreement entered into an Amendment Number One to Revolving Credit Agreement and Amendment to Loan Documents.

     D. Pursuant to the terms of the Revolving Credit Agreement as so amended, certain "Additional Lenders" were to be added and the amount of the credit facility was to be increased to $100,000,000. On July 18, 1996, the Borrower, Seattle-First National Bank, as agent, Seattle First National Bank, Bank of America Oregon, United States National Bank of Oregon, Union Bank of California, N.A. and Key Bank of Washington entered into an Amendment Number Two to Revolving Credit Agreement and Amendment to Loan Documents pursuant to which Union Bank of California and Key Bank of Washington were added as "Additional Lenders" and the total committed amount of the facility was increased to $100,000,000. The Revolving Credit Agreement as amended by Amendment Number One to Revolving Credit Agreement and Amendment

Number Two to Revolving Credit Agreement is referred to herein as the "Prior Credit Agreement."

     E. Thereafter, both Seattle-First National Bank and Bank of America Oregon were merged into Bank of America National Trust & Savings Association.

     F. The Debtor and the Secured Party have entered into an Amended and Restated Revolving Credit Agreement dated as of the date hereof (the "Restated Credit Agreement") which amends and restates the Prior Credit Agreement. The agreements, documents, instruments and undertakings entered into in connection with the Restated Credit Agreement, together with the Restated Credit Agreement, as the same may be amended, renewed, modified or supplemented from time to time are referred to herein as the "Restated Loan Documents."

     G. Pursuant to the terms of the Restated Credit Agreement, the execution and delivery of this Agreement is a material condition precedent to the Lenders' and the Agent's obligations to make and disburse loans to the Debtor thereunder. This Agreement amends and restates (but does not release) the Prior Security Agreement.

     NOW, THEREFORE, in consideration of the foregoing the undersigned agrees as follows:

     1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings given in the Restated Credit Agreement.

     2. Continuance of Prior Security Agreement. This Agreement is intended to amend and restate the Prior Security Agreement and to continue the security interests granted thereunder and continued thereby.

     3. Grant of Security Interest. The Debtor hereby confirms its prior grant of a security interest and hereby grants to the Secured Party a security interest in all its now owned or hereafter acquired goods and other personal property, including all tangible and intangible items and including without limitation the following:

          (a) Equipment, Etc. All of the Debtor's right, title and interest in equipment, supplies, fittings, furnishings and other items of any kind ordered, obtained, or possessed by the Debtor or for its account, whether held by the Debtor, by sellers under any contracts for the purchase of equipment or by others, together with any product into which such equipment may be processed, manufactured or assembled and together with all substitutions for said equipment and all parts, instruments, accessories, alterations, modifications, replacements, additions and accessions to said equipment.

          (b) Inventory, Etc. All of the Debtor's right, title and interest in inventory and stock in trade of the Debtor including without limitation, videotapes, videogames, raw materials, work in progress, materials used or consumed in the Debtor's business, finished goods, returned goods and goods traded in.

          (c) Accounts, Contract Rights, Etc. All of the Debtor's right, title and interest in (i) all accounts, (ii) all contract rights, (iii) all chattel paper, (iv) all documents, documents of title, drafts, checks, acceptances, bonds, letters of credit, notes or other negotiable and non-negotiable instruments, bills of exchange, deposits, certificates of deposit, insurance policies and any other writings evidencing a monetary obligation or security interest in or a lease of personal property, (v) all licenses, leases, contracts or agreements, (vi) all general intangibles, including without limitation all judgments, choses in action, patents, trademarks, trade names, service marks, licenses, copyrights and the like whether registered or not, and whether or not used or to be used by the Debtor, including, with respect to all of said property, without limitation, all rights corresponding thereunder throughout the world, all renewals thereof, all license royalties with respect thereto, all claims for damages, profits and proceeds by reason of past, present and future infringements, and all rights to sue therefor, and (vii) all guarantees and other personal property securing the payment or performance of any of the foregoing.

          (d) Deposits and Documents. All of the Debtor's right, title, and interest in and to books, correspondence, credit files, records, invoices, and other documents, including without limitation all tapes, disks, cards, computer runs and other papers or documents in the possession or control of the Debtor; and all balances, credits, deposits, accounts or monies of or in the name of the Debtor in the possession or control of, or in transit to, the Secured Party or any Lender.

          (e) Fixtures. All of the Debtor's right, title, and interest in and to all fixtures affixed to or to become affixed to any real property owned, leased or operated by the Debtor or otherwise used in connection with the business or operations of the Debtor.

          (f) Investment Property. All of the Debtor's right, title and interest in investment property, including without limitation, all stocks, bonds, debentures, notes, bills, certificates, options, rights, shares, or other securities now or hereafter owned or acquired, all dividends or distributions in respect thereof and all brokerage or commodities accounts.

          (g) Proceeds and Products. All proceeds (including rents, royalties, and insurance proceeds) and products of any of the Debtor's now owned or hereafter acquired goods and other personal property including without limitation the items of property described in paragraphs (a) through (f) above.

The items of property described in this paragraph 2 are hereinafter referred to collectively as the "Collateral."

     4. Transfer of Instruments, Etc. The Debtor agrees to transfer to the Secured Party on the date hereof all instruments (including without limitation all securities) and chattel paper now owned and to transfer to the Secured Party promptly upon receipt thereof, all instruments (including without limitation all securities) and chattel paper hereafter acquired. Without limiting the foregoing, if the Debtor shall become entitled to receive or shall receive, in connection with any of its securities, any: (i) stock certificate, including without limitation any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off, split-off or split-up; (ii) option, warrant, or right, whether as an addition to or in substitution or in exchange for any of its securities, or otherwise; (iii) dividend or distribution payable in property, including securities issued by other than the issuer of any of its securities; or (iv) dividends or distributions of any sort; then the Debtor shall accept the same as the Secured Party's agent, in trust for the Secured Party, and shall deliver them forthwith to the Secured Party in the exact form received, with, as applicable, the Debtor's endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by the Secured Party, subject to the terms hereof, as part of the Collateral. This Security Agreement does not grant the Secured Party power to control the voting or disposition of the securities prior to default.

     5. Obligations Secured. The security interest in the Collateral is given to secure the full and timely performance by the Debtor of all indebtedness, liabilities and obligations of the Debtor owing to the Secured Party or any Lender arising under or in any way in connection with the Restated Credit Agreement, the other Restated Loan Documents or any of the transactions contemplated thereby now existing or hereafter incurred (all of the foregoing are referred to collectively as the "Obligations").

     6. Ownership and Liens. The Debtor represents and warrants to the Secured Party that (a) the Debtor owns the

Collateral and is not prohibited by contract or otherwise from subjecting the same to the security interest created hereby; and (b) to the best of Debtor's knowledge, there are no material offsets or counterclaims or defenses to payment which may be asserted against the Debtor by the Debtor's account debtors or payment obligors in respect of the Collateral. Except as expressly permitted by the Restated Credit Agreement, the Debtor will not create or suffer to exist any Lien on the Collateral other than Liens created hereunder. The Debtor will not sell, transfer, lease or otherwise dispose of any item of Collateral except in the ordinary course of business. The Debtor will fully and punctually perform any duty required of it in connection with the Collateral and will not take any action which will impair, damage or destroy the Secured Party's rights with respect to the Collateral or hereunder or the value thereof.

     7. Appointment of Agent. So long as any Obligation remains unpaid or the Lenders have any Commitments under the Restated Credit Agreement, the Debtor does hereby designate and appoint Secured Party its true and lawful attorney with power irrevocable, for it and in its name, place and stead, after an Event of Default has occurred and is continuing, to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable to the Debtor with respect to the Collateral, and in Secured Party's sole discretion to file any claim or take any action or proceeding, or either, in its own name or in the name of the Debtor, or otherwise, which the Secured Party deems necessary or desirable in order to collect or enforce payment of any and all amounts which may become due or owing with respect to the Collateral. The acceptance of this appointment by the Secured Party shall not obligate it to perform any duty, covenant or obligation required to be performed by the Debtor under or by virtue of the Collateral or to take any action in connection therewith. The Secured Party may also execute, on behalf of the Debtor, any financing statements or other instruments which in its opinion may be necessary or desirable to perfect or protect its position with respect to the Collateral. Without limiting the generality of the foregoing, the Secured Party is authorized at any time to exercise any right of the Debtor, or enforce any obligation owed to the Debtor pursuant to the terms of any agreements to which the Debtor is a party or in which it has any beneficial interest. The Secured Party may, in its sole discretion, perform any obligation of the Debtor under any of the Debtor's contracts or in respect of any of the Debtor's accounts, and any expenses incurred in such performance shall bear interest from the date incurred until repaid by the Debtor at a per annum rate equal to the interest rate applicable under the Restated Credit Agreement for amounts in default (the "Default Rate"). Any such amounts shall be secured hereby and shall be repaid by the Debtor on demand.

     8. Taxes. The Debtor will pay before delinquency any Taxes which are or may become through assessment or distraint or otherwise a lien or charge on the Collateral and will pay any Tax which may be levied on any Obligation secured hereby, except any Tax whose validity or amount is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and with provision having been made to the satisfaction of the Agent for the payment thereof in the event the contest is determined adversely to the Debtor.

     9. Debtor's Place of Business; Location of Records and Collateral. The Debtor represents that the address set forth below its signature to this Agreement is and will remain its principal place of business and the location of its chief executive offices and the address at which it will keep its records concerning the Collateral. The Debtor represents that it has not done business under any name other than those assumed names disclosed on Schedule 1 attached hereto. From time to time, promptly upon request, the Debtor will advise the Secured Party of each location where any tangible Collateral is located. The Debtor will not move the location of its chief executive offices, and will not do business under any assumed name not disclosed on Schedule 1 hereto unless the Debtor shall have given prior written notice of such a move to the Secured Party and unless the Secured Party's security interest therein continues at all times to be perfected as a lien of first priority (subject only to purchase money Liens and statutory liens imposed by law (such as mechanics' liens) incurred in good faith in the ordinary course of business which are not delinquent or which remain payable without penalty or the validity or amount of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof with, in the case of liens on property of the Borrower, provision having been made to the satisfaction of the Agent for the payment thereof in the event the contest is determined adversely to the Borrower) enforceable against all third parties in all jurisdictions as security for full and timely performance of the Obligations.

     10. Books and Records; Inspection. The Debtor agrees to maintain full and accurate books of account prepared and maintained in accordance with GAAP, to the extent applicable, covering the Collateral and to deliver, upon request, to Secured Party such of the books and records as relate to the Collateral including, without limitation, all of the invoices, shipping documents, contracts, orders, order acknowledgments, correspondence and other instruments, electronically stored materials and papers in the Debtor's possession relating to the Collateral. Secured Party (and any Lender) shall at all reasonable times have free access to the Debtor's ledgers, books of account and other written or electronic records evidencing or relating to the Collateral and the right to make and retain copies or memorandum of same, and shall after the occurrence and during the continuation of an Event of Default have the right to be present at the Debtor's place of business to receive all communications and remittances relating to the Collateral.

     11. Collections of Accounts. Until contrary notice is given by the Secured Party, the Debtor is specifically authorized to enforce and collect the Collateral described in Section 3(c) above in such manner as shall be commercially reasonable, to accept the return of goods and to reclaim, withhold or repossess goods as an unpaid seller. Until receipt of such notice, the Debtor agrees to collect the payments upon or from said Collateral, at the Debtor's expense, with due diligence. Upon notification by the Secured Party to the Debtor after the occurrence and during the continuation of an Event of Default to cease collecting upon said Collateral, the Secured Party will proceed to collect said Collateral in a commercially reasonable manner and may deduct from the proceeds its reasonable expenses of collection. Secured Party is authorized to receive in full satisfaction of any obligor's obligation to the Debtor a commercially reasonable sum less than the face amount thereof. The Debtor agrees that if any sums are received by it in respect to the Collateral after such notification by the Secured Party, such sums shall be received in trust by the Debtor and immediately shall be paid over by the Debtor to the Secured Party. The Debtor agrees to hold the Secured Party harmless from any claim, loss or damage caused by any failure to collect any obligation or to enforce any contract or by any act or omission on the part of the Secured Party, its agents and employees, relating to the Collateral except for Secured Party's willful misconduct or gross negligence. The covenant set forth in the preceding sentence shall survive the termination of this Agreement.

     12. Maintenance of Collateral; Insurance. The Debtor will keep the tangible Collateral in good repair and the Secured Party may inspect the Collateral at reasonable times and intervals and may for this purpose enter any premises upon which the Collateral is located, including, but not limited to, the Debtor's facilities. The Debtor will continuously maintain, or cause to be continuously maintained, insurance on all tangible Collateral by an insurer approved by the Secured Party against such risks, in such amounts, and with such terms as are required of the insurance to be maintained by the Debtor under the Restated Credit Agreement.

     13. Compliance With Laws. The Debtor will ensure that its use of the Collateral will comply in all material respects with all applicable laws, ordinances, and regulations of Governmental Authorities.

     14. Waivers. This Agreement shall not be qualified or supplemented by course of dealing. No waiver or modification by Secured Party of any of the terms and conditions hereof shall be effective unless in writing signed by the Secured Party. No waiver or indulgence by the Secured Party as to any required performance by the Debtor shall constitute a waiver as to any required performance or other obligations of the Debtor hereunder.

     15. Release of Collateral, Etc. The obligations of the Debtor shall not be affected by the release or substitution of any collateral or by the release of or any renewal or extensions of time to any party to any instrument, obligation or liability secured hereby or to which the Debtor is a party. The Secured Party shall not be bound to resort to or exhaust its recourse or to take any action against other parties or other collateral. The Debtor hereby waives presentment, demand, protest, notice of protest and notice of non-acceptance or non-payment with respect to any indebtedness, obligation or liability secured hereby.

     16. Further Assurances. The Debtor, at its sole cost and expense, will at any time and from time to time hereafter (a) execute such financing statements and other instruments and perform such other acts as may be necessary or as Secured Party may reasonably request to establish and maintain the security interests herein granted by the Debtor to the Secured Party and the priority and continued perfection thereof; (b) obtain and promptly furnish to Secured Party evidence of all such Government Approvals as may be required to enable the Debtor to comply with its obligations under this Security Agreement; and (c) execute and deliver all such other instruments and perform all such other acts as Secured Party may reasonably request to carry out the transactions contemplated by this Security Agreement.

     17. Expenses Incurred by Secured Party. The Secured Party is not required to, but may, at its option, pay any Tax, insurance premium, filing or recording fees, or other charges payable by the Debtor hereunder and any such amount shall bear interest from the date of payment until repaid at the Default Rate. Such amounts shall be repayable by the Debtor on demand and the Debtor's obligation to make such repayment shall constitute an additional Obligation secured hereby.

     18. Assignment. Secured Party may transfer as collateral security the whole or any part of the Collateral to any successor Agent under the Restated Credit Agreement and all obligations, rights, powers and privileges herein provided shall inure to the benefit of the assignee to the extent of such assignment.

     19. General Remedies. If an Event of Default shall occur, Secured Party shall have all remedies provided by law and, without limiting the generality of the foregoing or the remedies provided in any other paragraph hereof, shall have the following remedies:

          (a) The remedies of a secured party under the Uniform Commercial Code; and

          (b) The right to make notification and pursue collection or, at Secured Party's option, to sell all or part of the Collateral and make application of all proceeds or sums due on the Collateral in accordance with the Restated Credit Agreement; and

          (c) The right to enter any premises where any of the Collateral is situated and take possession of such Collateral without notice or demand and without legal proceedings; and

          (d) The right to exercise and enforce all of the Debtor's rights under any contracts or any other agreement to which the Debtor is a party or of which the Debtor is a beneficiary; and

          (e) All other remedies which may be available in law or equity.

At the request of Secured Party, the Debtor will assemble the tangible Collateral and make it available to Secured Party at a place designated by the Secured Party. To the extent that notice of sale shall be required by law to be given, the Debtor agrees that a period of ten (10) days from the time the notice is sent shall be a reasonable period of notification of a sale or other disposition of Collateral by the Secured Party, and that any notice or other communication from the Secured Party to the Debtor pursuant to this Agreement or required by any statute may be given to the Debtor as provided in the Restated Credit Agreement. The Debtor agrees to pay on demand the amount of all expenses incurred by the Secured Party in protecting and realizing on the Collateral and the Debtor further agrees that if this Agreement or any Obligation is referred to an attorney for protecting or defending the priority of the Secured Party's interest in the Collateral or for collecting or realizing thereon, the Debtor shall pay all of Secured Party's expenses, including without limitation, reasonable attorneys' fee and costs and expenses of title search and all court costs and costs of public officials and the Debtor further agrees that its obligation to pay such amounts shall bear interest from the date such expenditures are made by Secured Party until repaid at the Default Rate and shall be secured hereby. The Debtor agrees to pay any deficiency remaining after collection or realization by the Secured Party on the Collateral.

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
     20. Securities Remedies. If an Event of Default shall occur and if the Secured Party shall elect to exercise its right to sell or otherwise dispose of all or any part of the Collateral constituting securities, the Debtor recognizes that the Secured Party may be unable or may deem it unadvisable to effect a public sale of all or a part of the securities and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the securities for their own account, for investment and not with a view to the distribution or resale thereof. The Debtor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to delay sale of any securities to permit the issuer thereof to register such securities for public sale under the Securities Act. The Debtor will promptly deliver to the Secured Party all written notices, and will promptly give the Secured Party written notice of any other notices, received by it with respect to the securities. Following the occurrence of an Event of Default hereunder and upon request of Secured Party, the Debtor will deliver to Secured Party irrevocable proxies with respect to the securities in form satisfactory to the Secured Party. Until receipt thereof, this Agreement shall constitute the Debtor's proxy to the Secured Party or its nominee to vote all shares of the securities then registered in the Debtor's name following the occurrence of such an Event of Default.

     21. Hold Harmless. The Debtor will indemnify and hold the Secured Party and the Lenders harmless from all liability, loss, damage or expense, including reasonable attorneys' fees and costs, that the Secured Party may incur resulting from, arising out of or relating to Secured Party's good faith efforts to comply with or enforce the terms of this Agreement or the Obligations. The covenants set forth in this Section 21 shall survive the termination of this Agreement.

     22. Severability. In case any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction; and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

     23. Governing Law and Venue. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Washington except where the location of Collateral requires that the creation, validity, perfection, or enforcement of the security interests provided for herein may be governed by the laws of the jurisdiction where such Collateral is located. The Debtor hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Seattle, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement.

     24. Successors. This Agreement inures to the benefit of the Secured Party and its successors and assigns, and shall bind the successors and assigns of the Debtor. The Debtor may not assign its rights and obligations hereunder without the prior written consent of the Secured Party.

     25. Release of Security Interests. Upon the termination of each Lender's Commitment, payment in full of each Loan and the Notes and performance of all other obligations of the Borrower under this Agreement and the other Restated Loan Documents, then the Secured Party shall, upon the written request of the Debtor and at the sole cost and expense of the Debtor, execute and deliver to the Debtor change statements terminating all Financing Statements filed hereunder and shall deliver to the Debtor possession of all Collateral held by the Secured Party. As used herein "all other obligations of the Borrower" shall not include the obligation to indemnify the Agent, the Lenders, or any other indemnified party, unless (a) facts and circumstances are then known which in the reasonable opinion of the Indemnified Person, as the case may be, could reasonably be expected to give rise to an obligation owing by Borrower to make an indemnity payment; and (b) Borrower has not bonded its indemnity obligations or otherwise provided for the payment thereof in a manner satisfactory to the Indemnified Person.

     IN WITNESS WHEREOF, the Debtor has executed this Security Agreement as of the date and year first above written.

                                  DEBTOR:

                                  HOLLYWOOD ENTERTAINMENT CORPORATION


                                  By DONALD J. EKMAN
                                     Its Senior Vice President

                                  Address:  25600 S.W. Pkwy. Ctr. Dr.
                                            Wilsonville, OR  97070
                                            Attn:  Donald J. Ekman

                                  Telefax:  (503) 677-1680

SCHEDULE
--------
Schedule 1                 Assumed Business Names

                                   SCHEDULE 1

                             ASSUMED BUSINESS NAMES


     1.   Hollywood Video

     2.   Hollywood Video Super Stores

     3.   Hollywood Video Express

     4.   Video Watch

     5.   Video Central

     6.   Video Park

     7.   Eastman Video


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